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                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                                U.S. COTTON, LLC,
                          AMERICAN SAFETY RAZOR COMPANY
                           AND CERTAIN SUBSIDIARIES OF
                          AMERICAN SAFETY RAZOR COMPANY

                          DATED AS OF NOVEMBER 7, 2001



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







                                  TABLE OF CONTENTS

                                                                          Page


I.    TRANSFER OF ASSETS AND LIABILITIES.....................................1

      1.01  Assets to be Sold................................................1
      1.02  Consideration....................................................2
      1.03  Closing..........................................................2
      1.04  Deliveries by Seller.............................................2
      1.05  Deliveries by the Buyer..........................................3
      1.06  Adjustment to Initial Purchase Price.............................4
      1.07  Allocation of Purchase Price.....................................6
      1.08  Assumed Liabilities..............................................6
      1.09  [INTENTIONALLY OMITTED]..........................................7
      1.10  Acquisition of Certain Acquired Assets...........................7

II.   RELATED MATTERS........................................................8

      2.01  Mail Received After Closing......................................8

III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................8

      3.01  Organization And Authority.......................................8
      3.02  No Violation; Consents and Approvals.............................9
      3.03  Financial Statements............................................10
      3.04  Absence of Undisclosed Liabilities..............................10
      3.05  Absence of Certain Changes or Events............................10
      3.06  Title to Acquired Assets........................................10
      3.07  Intellectual Property...........................................11
      3.08  Litigation......................................................12
      3.09  Employee Benefit Plans..........................................13
      3.10  Employees; Employee Relations...................................15
      3.11  Certain Contracts and Arrangements..............................17
      3.12  Compliance with Laws, Licenses, Etc.............................17
      3.13  Insurance.......................................................17
      3.14  Brokers.........................................................18
      3.15  Inventories; Accounts Receivable................................18
      3.16  Environmental Matters...........................................19
      3.17  Sufficiency of the Acquired Assets..............................23
      3.18  Affiliate Transactions..........................................23
      3.19  Taxes...........................................................23
      3.20  Warranties......................................................24
      3.21  Motor Vehicles..................................................24
      3.22  Customers and Suppliers.........................................24
      3.23  Condition of the Property.......................................25
      3.24  Customer Deposits...............................................25
      3.25  Promotional Obligations.........................................25

IV.   REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................25

      4.01  Organization And Authority......................................25
      4.02  No Violation; Consents and Approvals............................26
      4.03  Brokers.........................................................26
      4.04  Litigation......................................................26
      4.05  Available Funds.................................................27

V.    COVENANTS OF THE PARTIES..............................................27

      5.01  Conduct of the Business.........................................27
      5.02  Access to Information; Confidentiality..........................28
      5.03  Commercially Reasonable Efforts.................................29
      5.04  Consents........................................................29
      5.05  Public Announcements............................................29
      5.06  Notification of Certain Matters.................................29
      5.07  Supplemental Disclosure.........................................30
      5.08  Records Pertaining to the Business..............................30
      5.09  No Solicitation.................................................30
      5.10  Motor Vehicles..................................................31
      5.11  Other Actions...................................................31
      5.12  Bulk Sales Compliance...........................................31
      5.13  Discharge of Claims.............................................31
      5.14  Bank Accounts...................................................31
      5.15  Financial Information...........................................31

VI.   ADDITIONAL AGREEMENTS.................................................32

      6.01  Tax Matters.....................................................32
      6.02  Tax Certificates................................................32
      6.03  Proration of Taxes and Utilities................................32
      6.04  Covenant Not to Compete.........................................33
      6.05  Environmental Covenants.........................................34
      6.06  Employee Matters................................................35
      6.07  The Buyer's Financing...........................................36
      6.08  The Promotional Obligations.....................................36
      6.09  The Transition Services Agreement...............................37
      6.10  Insurance.......................................................37
      6.11  Certain Releases................................................38
      6.12  Investigations by Government Authorities........................38
      6.13  Review Period...................................................39
      6.14  The Trademark Licenses..........................................39
      6.15  [INTENTIONALLY OMITTED].........................................39
      6.16  Termination of Confidentiality Obligations......................39
      6.17  The Puerto Rico Lease...........................................39
      6.18  Treatment of Bulk Products......................................40
      6.19  Tax Credit Agreement............................................40
      6.20  Enterprise Zone Contract........................................40
      6.21  Nogales Sublease Additional Rent................................41
      6.22  [INTENTIONALLY OMITTED].........................................41
      6.23  Certain Landlord Lien Waivers...................................41
      6.24  The Puerto Rico Grant...........................................41

VII.  CONDITIONS TO OBLIGATIONS OF THE SELLER...............................41

      7.01  Conditions......................................................41

VIII. CONDITIONS TO OBLIGATIONS OF THE BUYER................................42

      8.01  Conditions......................................................42

IX.   TERMINATION, AMENDMENT AND WAIVER.....................................44

      9.01  Termination.....................................................44
      9.02  Effect of Termination...........................................45
      9.03  Amendment, Modification and Waiver..............................45

        X. FEES AND EXPENSES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
           AND INDEMNIFICATION..............................................45

      10.01 Fees and Expenses...............................................45
      10.02 Survival of Representations and Warranties and Covenants........45
      10.03 Indemnification Obligations of the Seller.......................46
      10.04 Limitation on the Liability of the Seller.......................48
      10.05 Indemnification Obligations of the Buyer........................49
      10.06 Limitation on the Liability of the Buyer........................49
      10.07 Response Action.................................................50
      10.08 Conditions of Indemnification...................................50
      10.09 Waiver of Special Damages.......................................51

XI.   MISCELLANEOUS.........................................................51

      11.01 Further Assurances..............................................51
      11.02 Notices.........................................................51
      11.03 Entire Agreement................................................52
      11.04 Severability....................................................52
      11.05 Binding Effect; Assignment......................................53
      11.06 Third-Party Beneficiaries.......................................53
      11.07 Counterparts....................................................53
      11.08 Interpretation..................................................53
      11.09 Specific Performance............................................53
      11.10 Governing Law...................................................53
      11.11 Knowledge.......................................................54
      11.12 Waiver of Jury Trial............................................54
      11.13 Consent  to  Personal  Jurisdiction;  Agent and Method  for
            Service; and Choice of Forum....................................54

XII.  DEFINITIONS AND TERMS.................................................55

      12.01 Certain Definitions.............................................55

                         INDEX TO EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit A-1-      Bill of Sale

Exhibit A-2-      Deed

Exhibit B-        Assignment and Assumption Agreement

Exhibit C-        Trademark Assignments

Exhibit D-        Lease Assignment and Assumption Agreement

Exhibit E-        Undertaking

Exhibit F-        [INTENTIONALLY OMITTED]

Exhibit G-1-      Subordination Non-Disturbance and Attornment Agreements

Exhibit G-2-      Landlord Lien Waivers

Exhibit H-        Ernst & Young, LLP Letter

Exhibit I--       [INTENTIONALLY OMITTED]

Exhibit J-        Transition Services Agreement

Exhibit K-        The Trademark Licenses

Exhibit L-        Opinion of the Buyer's Counsel

Exhibit M-        Opinion of the Seller's Counsel

Exhibit N-        Form of the Environmental Insurance Policy

Exhibit O-        The Puerto Rico Bill of Sale

Exhibit P-        The Mexico Bill of Sale

Exhibit Q-        The Pomfret Lease

Exhibit R-        The Canadian Bill of Sale

Exhibit S-        The New Collectron Agreement

Exhibit T-        The Cleveland Lease Amendment

Exhibit U-        The Cleveland Agreement

Exhibit V-        The Final Commitment Letter

                                   APPENDICES

Appendix I  -.....PR Acquired Assets

Appendix II -.....Mexican Acquired Assets

SCHEDULES

Schedule 1.01(a)-       The Acquired Assets

Schedule 1.01(b)-       The Excluded Assets

Schedule 1.02-          Percentage of Purchase Price to be paid to the Seller
                        Entities

Schedule 1.07-          The Allocation

Schedule 1.08-          The Assumed Liabilities

Schedule 3.02-          The Seller's Consents and Approvals

Schedule 3.03(a)-       The Seller's Financial Statements

Schedule 3.03(b)-       Exceptions Relating to the Seller's Financial Statements

Schedule 3.04-          Certain Liabilities and Obligations

Schedule 3.06(a)-       Ownership of the Acquired Assets by the Seller

Schedule 3.06(b)(i)-    The Owned Real Property and the Leased Property

Schedule 3.06(b)(ii)-   The Legal Description of the Owned Real Property

Schedule 3.07(a)(i)-    The Intellectual Property

Schedule 3.07(a)(ii)-   The Retained Intellectual Property

Schedule 3.07(a)(iii)-  Inactive Intellectual Property

Schedule 3.08(a)-       Litigation

Schedule 3.09(a)-       Employee Benefit Plans

Schedule 3.10(a)-       Employees

Schedule 3.10(b)-       Employment Contracts

Schedule 3.10(d)(i)-    Employee Relations

Schedule 3.10(d)(ii)-   Collective Bargaining Agreement

Schedule 3.10(e)-       Disabled Employees

Schedule 3.10(f)-       Employee Perquisites

Schedule 3.11(a)-       Material Contracts

Schedule 3.11(b)-       Capitalized Leases

Schedule 3.13-          Insurance

Schedule 3.15(a)-       Inventory Unsold for Six Months

Schedule 3.15(b)-       Receivables

Schedule 3.16-          Environmental Matters, including Environmental Permits

Schedule 3.17-          Condition of the Acquired Assets

Schedule 3.18-          Affiliate Transactions

Schedule 3.19-          Taxes

Schedule 3.20-          Warranties

Schedule 3.22-          Customers and Suppliers

Schedule 3.23-          Condition of the Property

Schedule 3.24-          Customer Deposits

Schedule 3.25-          The Promotional Obligations

Schedule 4.02-          The Buyer's Consents and Approvals

Schedule 6.14-          The Licensed Trademarks

Schedule 7.01(f)(i)-    The Seller's Consents and Approvals

Schedule 7.01(f)(ii)-   The Buyer's Consents and Approvals

Schedule 8.01(n)-       Waivers, Consents and Estoppel Certificates

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT, dated as of November 7, 2001 (this "Agreement"), by and between U.S. Cotton, LLC, a Delaware limited liability company ("Buyer"), American Safety Razor Company, a Delaware corporation ("ASR"), Megas Beauty Care, Inc., a Delaware corporation ("Megas"), Valley Park Realty, Inc., a Missouri corporation ("Valley Park"), Megas de Puerto Rico, Inc. d/b/a Acme Chaston Puerto Rico, Inc., a Puerto Rican corporation ("Megas PR"), American Safety Razor of Canada Limited, a Canadian corporation ("ASR Canada") and Personna International de Puerto Rico, Inc., a Delaware corporation ("Personna") (each of ASR, Megas, Valley Park, Megas PR, ASR Canada and Personna, a "Seller Entity" and, collectively, the "Seller") (the Buyer and the Seller each hereinafter at times a "Party" and, collectively hereinafter at times, the "Parties").

                               W I T N E S S E T H

      WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer, free and clear of all liabilities, obligations, claims, use and occupancy rights, options, pledges, mortgages, hypothecations, security interests, liens, charges, prior claims, burdens and encumbrances (collectively, the "Encumbrances") (other than the liabilities and obligations expressly assumed pursuant to this Agreement and the Encumbrances expressly permitted by this Agreement), substantially all of the property and assets of the consumer, medical, pharmaceutical and other cotton products, tissues and foot care (collectively, the "Cotton Products") manufacturing, sales and distribution businesses currently conducted by the Seller (collectively hereinafter at times, the "Business") and the Owned Real Property, as hereinafter defined, upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

I.    TRANSFER OF ASSETS AND LIABILITIES

1.01  Assets to be Sold.
      -----------------

(a) Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 1.03 hereof (the "Closing"), the Seller shall sell, convey, assign, transfer and deliver to the Buyer all of the Seller's right, title and interest in and to the property and assets of the Business listed and described in Schedule 1.01(a) hereto and the Seller shall sell, convey, assign, transfer and deliver to the Buyer the entire fee interest in the Owned Real Property, including all rights, benefits and hereditaments appurtenant thereto (collectively, the "Acquired Assets"), expressly excluding the Excluded Assets, as hereinafter defined, free and clear of all Encumbrances, except for the Assumed Liabilities and the Permitted Encumbrances.

(b) The Acquired Assets do not include any assets which are not listed on
Schedule 1.01(a) hereto, including, without limitation, those assets of the Seller listed and described in Schedule 1.01(b) hereto (collectively, the "Excluded Assets").

(c) Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by the Seller to the Buyer or its designees of (i) a duly executed bill of sale, in substantially the form of Exhibit A-1 hereto (the "Bill of Sale"), (ii) a special warranty deed, in recordable form and in the form of Exhibit A-2 hereto (the "Deed"), with respect to the Owned Real Property, (iii) an assignment of the Contracts (as hereinafter defined), permits and certain other assets included in the Acquired Assets in substantially the form of Exhibit B hereto (the "Assignment and Assumption Agreement"), (iv) assignments of all of the trademarks of the Seller included in the Acquired Assets in substantially the form of Exhibit C hereto (the "Trademark Assignments"), and
(v) such other good and sufficient instruments of conveyance and transfer, including, without limitation, assignments of any leases for Leased Property included in the Acquired Assets in substantially the form of Exhibit D hereto (the "Lease Assignment and Assumption Agreements") (collectively, the "Other Instruments"), as shall be necessary to vest in the Buyer or one of its subsidiaries good, valid and marketable title to the Acquired Assets, free and clear of all Encumbrances, excepting the Assumed Liabilities (as hereinafter defined) and Permitted Encumbrances (as hereinafter defined).

1.02 Consideration. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired Assets, at the Closing, the Buyer shall deliver or cause to be delivered to the Seller Entities in accordance with the respective percentages set forth on Schedule 1.02 in full payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired
Assets: (i) Eighteen Million U.S. Dollars ("Dollars") (US $18,000,000) (the "Initial Purchase Price"), subject to adjustment in accordance with Section 1.06 hereof (as so adjusted, the "Purchase Price"); (ii) an undertaking, substantially in the form of Exhibit E hereto (the "Undertaking"), whereby the Buyer shall assume and agree to perform, pay or discharge certain of the liabilities and obligations of the Seller relating to the Business specified therein, (iii) the Assignment and Assumption Agreement; and (iv) the Lease Assignment and Assumption Agreements.

1.03 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, at 10:00 a.m. Central time on November 9, 2001 or, if the conditions to Closing set forth in Articles VII and VIII hereof shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied, or such other date and time as shall be agreed upon in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

1.04 Deliveries by Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer (unless delivered previously) the following:

(a) the Bill of Sale, the Puerto Rico Bill of Sale, the Mexico Bill of Sale and the Canadian Bill of Sale;

(b) the Deed;

(c) the Acquired Assets;

(d) the Trademark Assignments, the Assignment and Assumption Agreement, the Lease Assignment and Assumption Agreements, the Transition Services Agreement and the Other Instruments;

(e) the compliance certificate referred to in Subsection 8.01(d) hereof;

(f) the opinion of counsel to the Seller referred to Subsection 8.01(k) hereof;


(g) the originals or copies (in the Seller's discretion) of all books and records, in any form or media (including all computerized or electronic records and other computerized storage media), of the Seller relating in a meaningful way to the Business (collectively, the "Books and Records"), including, without limitation, all Books and Records relating to the purchase of materials for, supplies and services for, and dealings with customers and distributors of, the Business, but specifically excluding the corporate charter, qualifications to conduct business as a foreign corporation, payroll and other employee records, the Environmental Information, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization and corporate governance of the Seller or any of its subsidiaries as a corporation or other entity;

(h) to the extent to which the Seller can obtain them through the use of commercially reasonable efforts: (i) subordination, non-disturbance and attornment agreements for any encumbered Leased Property from the lender thereon substantially in the form of Exhibit G-1 hereto (the "Subordination Non-Disturbance and Attornment Agreements"); and (ii) landlord lien waivers for any Leased Property from the landlord thereof substantially in the form of Exhibit G-2 hereto (the "Landlord Lien Waivers").

(i)   the Trademark Licenses;

(j) to the extent transferable under applicable Laws and set forth on Schedule 7.01(f)(i), any documents, instruments or agreements to effectuate the transfer and assignment of any and all permits (including, without limitation, Environmental Permits) authorizations, building permits, certificates of occupancy, approvals and variances (collectively, "Permits") held by the Seller which are necessary to own and operate the Acquired Assets in accordance with applicable laws;

(k)   [INTENTIONALLY OMITTED]

(l) all other documents, certificates, instruments or writings reasonably required to be delivered by the Seller at or prior to the Closing pursuant to this Agreement or otherwise reasonably requested by counsel to the Buyer in connection herewith, including any declaration of value or other affidavits or filings required in connection with the recordation of the Deeds or the issuance of title insurance to Buyer with respect to the Owned Real Property.

1.05 Deliveries by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller (unless delivered previously) the following:

(a) an amount equal to the Initial Purchase Price, in accordance with Section
1.02 hereof, by wire transfer of immediately available funds in Dollars, to bank accounts designated by the Seller, which accounts shall be designated not less than two (2) business days prior to the Closing Date;

(b)   the Undertaking;

(c) the Assignment and Assumption Agreement and the Lease Assignment and Assumption Agreements;

(d)   the Transition Services Agreement;

(e)   the compliance certificate referred to in Subsection 7.01(c) hereof;

(f)   the opinion of counsel to the Buyer referred to in Section 7.01(g) hereof;

(g)   the Trademark Licenses; and

(h) all other documents, certificates, instruments or writings reasonably required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably requested by counsel to the Seller in connection herewith.

     1.06 Adjustment to Initial Purchase Price. The Initial Purchase Price shall be adjusted following the Closing as follows:

     (a) As soon as practicable, but in any event no later than sixty (60) days after the Closing Date, Ernst & Young, LLP, the Seller's auditor, shall conduct an audit of the working capital of the Business (excluding, the Excluded Assets and liabilities which are not Assumed Liabilities) as of the Closing Date (the "Audit") to determine, among other things, the Business' working capital (excluding, the Excluded Assets and liabilities which are not Assumed
Liabilities) as of the Closing Date (the "Closing Working Capital") and to prepare and deliver to the Buyer a statement (the "Statement") setting forth the Closing Working Capital and setting forth in reasonable detail the calculation thereof. Subject to the terms of the letter agreement customarily employed by Ernst & Young, LLP, a copy of which is attached hereto as Exhibit H, the Buyer and its agents and representatives shall have complete and unrestricted access to the work papers of Ernst & Young, LLP used in the preparation of the Statement. Subject expressly to the right of the Buyer to reasonable observation of such procedures, the Buyer shall give the Seller and its auditors reasonable access to, and the right to examine and make copies of all books and records, and reasonable access to appropriate employees of the Buyer relating to the Business during normal business hours in order to conduct the Audit. The cost of the Audit shall be borne by the Seller. The Audit shall be conducted in accordance with generally accepted auditing standards. The Statement shall be prepared in accordance with GAAP, provided that materiality shall be determined by reference solely to the Business. The results of the Audit shall be subject to verification by the Buyer's accountants and other representatives. In the event of a dispute regarding any item contained in the Statement, the Buyer shall notify the Seller in writing of such dispute within thirty (30) days of the Buyer's receipt of the Statement, and the Buyer and the Seller shall negotiate in good faith to resolve such dispute. In the event that the Buyer and the Seller are unable to resolve the dispute within thirty (30) days after the Seller receives written notice of such dispute, the dispute shall be promptly referred to PricewaterhouseCoopers (the "Independent Accounting Firm") whose decision shall be final and binding on the Parties. The costs of the Independent Accounting Firm shall be borne by the Party whose determination of the Closing Working Capital differs from the Closing Working Capital, as determined by the Independent Accounting Firm, by the greatest amount. In the event that the Buyer does not notify the Seller of any dispute with respect to any item contained in the Statement within thirty (30) days following the Buyer's receipt of the Statement, the Statement shall be the "Final Statement". In the event of a dispute, the Statement, as modified by resolution by the Buyer and the Seller, or the Independent Accounting Firm, shall be the "Final Statement."

     (b) The Purchase Price shall be equal to the Initial Purchase Price, increased or decreased, as the case may be, pursuant to this Section 1.06(b). In the event the Closing Working Capital exceeds $10,530,000 (the "Required Working Capital"), the Purchase Price shall be increased by such excess, and the Buyer shall pay to the Seller Entities in accordance with the respective percentages set forth on Schedule 1.02 an amount equal to such excess. Subject to the last sentence of Section 1.06(e), in the event the Closing Working Capital is less than the Required Working Capital, the Purchase Price shall be equal to the Initial Purchase Price decreased by such deficit, and the Seller shall pay to the Buyer an amount equal to such deficit. The Closing Working Capital shall be comprised of: (i) Receivables (net of reserves, as determined in accordance with GAAP) of at least $6,500,000; (ii) all of the Seller's raw materials and supplies, packaging, manufactured and purchased parts, work-in-process and finished goods inventories and spare parts inventories which relate to the Business (the "Inventory") having value of at least $10,000,000; provided, however, that if the value of such Inventory shall be in excess of $11,000,000, then the amount by which such Inventory value exceeds $11,000,000 shall be known as the "Inventory Surplus Amount", and in that event the value of the finished goods which comprise the Inventory shall be equal to the sum of: (x) $4,000,000; and (y) fifty percent (50%) of the Inventory Surplus Amount; and provided, further, that the value of the finished goods Inventory shall under no circumstances be less than an amount equal to $4,000,000; and (iii) prepaid expenses and other assets that are transferable to the Buyer having a value less than or equal to $600,000. For purposes of this Section 1.06, the Closing Working Capital shall be calculated in conformity with GAAP, and shall mean, as of the Closing Date, (i) the sum of (A) the value of Inventory on a first-in-first-out basis (net of reserves, as determined in accordance with GAAP), (B) Receivables (net of reserves, as determined in accordance with GAAP and net of fully accrued amounts for future deductions relating to sales booked on or before the Closing Date) and (C) prepaid expenses and other working capital assets that are transferable to the Buyer less (ii) the accounts payable and accrued expenses of the Business with due dates of twelve (12) months or less from the Closing Date, exclusive of capitalized leases; provided, however, that any items for which the Seller retains liability as a result of proration pursuant to Section 6.03 shall not be included as accrued expenses for purposes of calculating the Closing Working Capital. In the event that the Receivables exceed $8,500,000, the Seller shall retain the amount of such excess.

     (c) Any payments to be made by the Buyer or the Seller, as the case may be, pursuant to Section 1.06(b) shall be made by wire transfer in immediately available funds within five (5) business days after the date upon which the Statement becomes the Final Statement, in an amount determined pursuant to
Section 1.06(b), together with interest thereon from the Closing Date through the date such payment is made, at the prime lending rate as announced as of the date of such payment by Bank of America.

     (d) On that date which is two (2) business days prior to the date scheduled to be the Closing Date (the "Assessment Date") the Buyer and the Seller shall jointly calculate the value of the Inventory according to the Seller's books, as adjusted pursuant to the physical Inventory inspection conducted as of September 29, 2001 (such calculation, the "Inventory Audit") of the Inventory of the Seller which is used in the Business (net of reserves, determined in accordance with GAAP). The Parties expressly acknowledge and agree that, with respect to any Obsolete Inventory, as hereinafter defined: (i) such Obsolete Inventory which does not constitute packaging material shall be valued at the lower of cost or market; and (ii) such Obsolete Inventory which constitutes packaging material shall be valued at zero ($0.00). Each of the Seller and the Buyer shall use its commercially reasonable efforts to cooperate fully with the other in the conduct of the Inventory Audit, and each Party shall bear its own costs of performing the Inventory Audit. The results of the Inventory Audit, adjusted for changes in the Inventory between the Assessment Date and the Closing Date, shall be considered by the Parties for purposes of determining the Closing Working Capital, in accordance with Section 1.06(b) of this Agreement, and the Inventory identified as a result of the Inventory Audit shall be set forth on Schedule 1.01(a) hereto as part of the Acquired Assets.

     (e) On the Assessment Date, the Buyer and the Seller shall, in good faith, make a determination of the working capital of the Business as of the Assessment Date including consideration of the Inventory Audit. As it pertains to the other components of the working capital of the Business as of the Assessment Date, the Buyer and the Seller shall use the provisions of Section 1.06(b) hereof. The Parties hereto expressly acknowledge and agree that, if the working capital of the Business, as determined by the Parties on the Assessment Date, (i) fails to satisfy any of the composition requirements set forth in the fourth sentence of
Section 1.06(b);  (ii) is less than $8,530,000;  or (iii) more than $12,530,000, then the Buyer, in its sole and absolute discretion, may terminate this Agreement.

     1.07 Allocation of Purchase Price. The Parties agree to allocate the Purchase Price and the Assumed Liabilities (as hereinafter defined) among the Acquired Assets in the manner set forth in Schedule 1.07 hereto (the "Allocation"), which Allocation shall be adjusted to take into account any difference between the Purchase Price and the Initial Purchase Price. The Parties hereby agree that the Allocation shall be conclusive and binding on each of them for purposes of federal and, where applicable, state and local Tax Returns and that they will file all Tax Returns consistent therewith. The Parties hereby agree to prepare and timely file all applicable forms with the Internal Revenue Service ("IRS") and any other Government Authority (as hereinafter defined) in a manner that reflects the Allocation, to cooperate with each other in the preparation of such forms and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

     1.08 Assumed Liabilities. The liabilities and obligations expressly assumed by the Buyer in this Agreement and in each of the Undertaking and the Assignment and Assumption Agreement are set forth on Schedule 1.08 hereto and shall be hereinafter referred to as the "Assumed Liabilities". Except for the Assumed Liabilities, the Buyer has not agreed to assume, shall not be required to assume and shall have no liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of any of the Seller, the Business, the Owned Real Property or the Leased Property, including, without limitation, any of the Seller's indebtedness for borrowed money, advances, loans, notes or other monetary obligations (including interest incurred on such indebtedness, advances, loans, notes and other monetary obligations). Further, the Buyer shall not assume and shall have no liability (including without limitation strict liability) or obligation with respect to any liability or obligation arising under Environmental Laws, the facts or circumstances giving rise to which occurred on or before the Closing Date, and the Seller expressly agrees that if any Governmental Authority or third party asserts that the Buyer is liable for such matters, the Seller shall expressly indemnify the Buyer in accordance with Article X hereof and the Buyer's remedies against the Seller shall be solely as set forth in Article X hereof.

     1.09 [INTENTIONALLY OMITTED]

     1.10 Acquisition of Certain Acquired Assets.

     (a) Acquisition of Acquired Assets in Puerto Rico. Prior to the Closing, the Buyer shall cause to be formed U.S. Cotton de Puerto Rico, Inc., a Puerto Rican corporation, as a wholly owned subsidiary of the Buyer ("USCPR"). At the Closing, the Seller shall cause: (i) all of the Acquired Assets used in the conduct of the Business in Puerto Rico and identified on Appendix I hereto (the "PR Acquired Assets") to be sold, conveyed, assigned, transferred and delivered by Personna and Megas PR to USCPR by means of a bill of sale, assignment and assumption agreement relating solely to the PR Acquired Assets which shall be substantially in the form attached hereto as Exhibit O (the "Puerto Rico Bill of Sale"); and (ii) the lease for the Leased Property in Puerto Rico to be assigned by Megas PR to USCPR pursuant to a Lease Assignment and Assumption Agreement in substantially the form of Exhibit D hereto. At the Closing, USCPR shall assume certain liabilities associated with the PR Acquired Assets pursuant to the Puerto Rico Bill of Sale.

     (b) Acquisition of Acquired Assets in Mexico. Prior to the Closing, the Buyer shall cause to be formed USC Mexico Holding, LLC, a Delaware limited liability company, as a wholly owned subsidiary of the Buyer ("USCMEX"). At the Closing, the Seller shall cause: (i) all of the Acquired Assets used in the conduct of the Business in Mexico and identified on Appendix II hereto (the "Mexican Acquired Assets") to be sold, conveyed, assigned, transferred and delivered by Megas to USCMEX by means of a bill of sale, assignment and assumption agreement relating solely to the Mexican Acquired Assets which shall be substantially in the form attached hereto as Exhibit P (the "Mexico Bill of Sale"); and (ii) assign the lease for the Leased Property in Nogales, Mexico to be assigned by Megas to USCMEX pursuant to a Lease Assignment and Assumption Agreement in substantially the form of Exhibit D hereto. At the Closing, USCMEX shall assume certain liabilities associated with the Mexican Acquired Assets pursuant to the Mexico Bill of Sale.

     (c) Acquisition of the Owned Real Property. Prior to the Closing, the Buyer shall cause to be formed VP, LLC, a Delaware limited liability company, as a wholly owned subsidiary of the Buyer ("VPLLC"). At the Closing, the Seller shall cause the Owned Real Property to be sold, conveyed, assigned, transferred and delivered by Valley Park to VPLLC by means of the Deed.

     (d) Acquisition of the Canadian Inventory. At the Closing, the Seller shall cause all of the Inventory located in Toronto, Ontario, Canada (the "Canadian Inventory") to be sold, conveyed, assigned, transferred and delivered by American Safety Razor of Canada Limited, a Canadian corporation, to U.S. Cotton (Canada) Co., a Nova Scotia unlimited liability company and a subsidiary of the Buyer ("USC Canada"), by means of a bill of sale, assignment and assumption agreement relating solely to the Canadian Inventory which shall be substantially in the form attached hereto as Exhibit R (the "Canadian Bill of Sale"). At the Closing, USC Canada shall assume certain liabilities associated with the Canadian Inventory pursuant to the Canadian Bill of Sale.

     (e) The Buyer shall cause USCPR, USCMEX, VPLLC and USC Canada (collectively, the "USC Subsidiaries") to comply with all of the Buyer's covenants and agreements under this Agreement and shall be liable in accordance with the terms of Article X hereof for any Damages incurred by the Seller as a result of the failure of any of the USC Subsidiaries to comply with the Buyer's covenants and agreements hereunder. ASR shall cause Megas, Valley Park, Megas PR, ASR Canada and Personna (collectively, the "ASR Subsidiaries") to comply with all of ASR's covenants and agreements under this Agreement and shall be liable in accordance with the terms of Article X hereof for any Damages incurred by the Buyer as a result of the failure of any of the ASR Subsidiaries to comply with ASR's covenants and agreements hereunder.

II.  RELATED MATTERS

     2.01 Mail Received After Closing. On and after the Closing: (a) the Buyer may open all mail received by it and addressed to the Seller and the Buyer may deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate in a material way to the Business, the Acquired Assets or any of the Assumed Liabilities; and (b) Seller may open all mail received by it and addressed to the Seller and the Seller may deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the businesses of the Seller other than the Business (the "Retained Businesses") or to the Excluded Assets or to liabilities which are not Assumed Liabilities, but not the Business, the Acquired Assets or any of the
Assumed Liabilities. The Buyer agrees to deliver, or to cause to be delivered, promptly to the Seller all other mail received which is addressed to Seller to the extent such mail and the contents thereof do not relate to the Business, the Acquired Assets or the Assumed Liabilities. The Seller agrees to deliver, or to cause to be delivered, promptly to the Buyer all other mail received which is addressed to the Seller to the extent such mail and the contents thereof relate to the Business, the Acquired Assets or the Assumed Liabilities. Each of the Buyer and the Seller hereby agrees, on and after the Closing, to provide the other with copies of all mail and other material information which relate both to: (i) the Acquired Assets or the Assumed Liabilities; and (ii) the Retained Businesses, the Excluded Assets or liabilities which are not Assumed Liabilities, reasonably redacted for confidential information as determined by the delivering party.

III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer as follows:

3.01  Organization And Authority.

     (a) Each Seller Entity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the Business as it is currently being conducted. The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it relating to the Business or the nature of the Business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to have such power and authority or to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, results of operations or financial condition of the Business.

     (b) Each of the Seller Entities has all requisite corporate power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including, as applicable, the Bill of Sale, the Puerto Rico Bill of Sale, the Mexican Bill of Sale, the Canadian Bill of Sale, the Deed, the Trademark Assignments, the Assignment and Assumption Agreement, the Lease Assignment and Assumption Agreements, the Transition Services Agreement, the Trademark Licenses, the Subordination Non-Disturbance and Attornment Agreements, the Landlord Lien Waivers and any Other Instruments, which are referred to collectively herein, as the "Seller Related Instruments") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Seller Related Instruments, shall be, duly executed and delivered by the relevant Seller Entity(ies) and shall constitute a legal, valid and binding obligation of such Seller Entity(ies), enforceable against such Seller Entity(ies) in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.02  No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement and the Seller Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not (i) conflict with, or result in any violation of or default under, other than immaterial violations of or defaults under: (A) any provision of the charter or bylaws of any of the Seller Entities or (B) any judgment, order or decree, statute, law, ordinance, rule or regulation, other than immaterial judgments, orders, decrees, statutes, laws, ordinances, rules or regulations, applicable to the Seller, the Business or the Acquired Assets; or (ii) conflict with, or result in any violation of, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, other than immaterial conflicts, violations or defaults, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of, any liability or obligation, other than immaterial liabilities or obligations, pursuant to, or result in the creation or imposition of any Encumbrance under, any contract, note, bond, mortgage, hypothecation, agreement, indenture, license, lease (capitalized or operating), commitment or other instrument or obligation, other than immaterial contracts, notes, bonds, mortgages, hypothecations, agreements, indentures, licenses, leases, commitments, instruments or obligations, by which the Business or the Acquired Assets may be bound or affected (collectively, "Contracts").

     (b) Except as set forth on Schedule 3.02, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, county, municipal or local court, administrative agency or commission or other governmental or regulatory entity, body, authority or instrumentality, domestic or foreign including, without limitation, Mexican and Puerto Rican (collectively, "Government Authorities"), or any third party is required to be obtained or made by or with respect to the Seller in connection with the execution, delivery and performance of this Agreement or the Seller Related Instruments or the consummation by the Seller of the transactions contemplated hereby or thereby or the conduct of the Business by the Buyer after the Closing, except where the failure to obtain such consent, approval, order or authorization, or to register, declare or file would not have a material adverse effect on the business, assets, operations, financial condition or prospects of the Business (hereinafter, a "Material Adverse Effect") or a material adverse effect on the Seller's ability to consummate the transactions contemplated by this Agreement.

     3.03 Financial Statements. Schedule 3.03(a) sets forth: (i) the unaudited balance sheet of the Business as of December 29, 2000, and the unaudited income statement and statement of cash flows of the Business for the fiscal year then ended (collectively, the "Business Financial Statements") and (ii) the unaudited balance sheet of the Business as of September 30, 2001 and the unaudited income statement and statement of cash flows of the Business for the nine (9) month period then ended (the "Interim Business Financial Statements"). Except as set forth on Schedule 3.03(b), each of the Business Financial Statements and the Interim Business Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied ("GAAP") and fairly present the financial condition and the results of operations and cash flows of the Business as of the date and for the period indicated and are consistent with the Books and Records, except for the absence of footnotes and subject, in the case of the Interim Business Financial Statements, to normal recurring year-end adjustments which cannot be determined except at year end.

     3.04 Absence of Undisclosed Liabilities. Except for liabilities and obligations (a) set forth in Schedule 3.04, (b) reflected on the Interim Business Financial Statements, (c) incurred in the ordinary course of business during the period from the date of the Interim Business Financial Statements to the date hereof, or (d) which are immaterial to the Business, the Seller has not incurred, and is not subject to, any liabilities or obligations of whatsoever nature, direct or indirect, whether accrued, fixed or contingent, relating to the Business or the Acquired Assets.

     3.05 Absence of Certain Changes or Events. Except as may be permitted under
Section 5.01 of this Agreement, during the period from the date of the Interim Business Financial Statements to the date hereof: (a) the Business has been operated in the ordinary course, consistent with past practice, (b) there has been no event, change or development which, individually or in the aggregate, has had a Material Adverse Effect; and (c) the Seller has not taken any action which, if taken after the execution and delivery of this Agreement, would constitute a breach or violation of Section 5.01 hereof.

     3.06 Title to Acquired Assets.

     (a) The Seller has, or will immediately prior to the Closing, have good, valid and marketable title to all of the Acquired Assets. The Acquired Assets are owned by the Seller as set forth on Schedule 3.06(a) free and clear of all Encumbrances of any nature whatsoever, other than the Permitted Encumbrances and subject to the Assumed Liabilities, and, at Closing, title to the Acquired Assets will vest in the Buyer, free of all Encumbrances other than Permitted Encumbrances and subject to the Assumed Liabilities, and no third party has been granted any option to purchase, use, lease or encumber any of the Acquired Assets. This Subsection does not relate to real property (immovable property) or interests in real property (immovable property).

     (b) Schedule 3.06(b)(i) sets forth a true, correct and complete list of all real property (immovable property) and interests in real property (immovable property) owned by the Seller and used in the Business (the "Owned Real Property") and sets forth a complete list of all real property (immovable property) and interests in real property (immovable property) leased by the Seller and used in the Business (the "Leased Property"). A legal description of the Owned Real Property is set forth at Schedule 3.06(b)(ii). Except as set forth on Schedule 3.06(b)(i), the Seller has (i) good, valid and marketable title to the Owned Real Property and (ii) good, valid and enforceable interests in the Leased Property, with the exclusive right to use land, where applicable, occupy such Leased Property, in each case free and clear of all Encumbrances, easements, covenants, rights-of-way and other restrictions of any nature whatsoever, excepting (A) liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings, for which adequate reserve has been made; (B) easements, covenants, rights-of-way and other restrictions of record; (C) zoning laws and other land use restrictions that would not have a Material Adverse Effect; (D) Encumbrances specifically reflected as such in the Business Financial Statements or the Interim Business Financial Statements; (E) Encumbrances arising solely by action of the Buyer; (F) other Encumbrances that would not have a Material Adverse Effect; (G) any deemed Permitted Encumbrances pursuant to Section 6.13 hereof; and (H) inchoate interests of mechanics, materialmen and landlords that have not yet ripened into mechanics', materialmen's or landlords' liens (the exceptions referred to in clauses (A) through (H) above being herein collectively referred to as the "Permitted Encumbrances").

     (c) The Seller Related Instruments, when duly executed and delivered by the relevant Seller Entities to the Buyer, and the delivery of the Acquired Assets at the Closing will effectively convey to the Buyer good, valid and marketable title to all of the Acquired Assets, subject only to the Permitted Encumbrances and Assumed Liabilities.

     (d) Except as set forth on Schedule 3.06(b)(i), the Seller is not in default in any material respect under any lease covering all or a portion of the Leased Property, nor is there any matter which with the giving of notice or the passage of time, or both, would constitute such a default by the Seller under any such lease. To the Seller's knowledge, there is no default in any material respect by any landlord under any lease of Leased Property, nor any matter which with the giving of notice or the passage of time, or both, would constitute such a default by any such landlord under such leases. The Seller has made all payments required to be paid to the landlords under the leases for the Leased Property.

     3.07 Intellectual Property.

     (a) Schedule 3.07(a)(i) sets forth a true, correct and complete list of all patents, trademarks (registered or unregistered), trade names, service marks, assumed names, copyrights and all applications therefor owned, filed or licensed by the Seller and used solely in or necessary solely for the conduct of the Business (collectively, the "Intellectual Property") and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered. Schedule 3.07(a)(ii) sets forth a true, correct and complete list of all patents, trademarks (registered or unregistered), trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "Retained Intellectual Property") owned, filed or licensed by the Seller and used in or necessary for both (i) the conduct of the Business and (ii) the Retained Businesses. Schedule 3.07(a)(iii) sets forth a list of patents, trademarks (registered or unregistered), trade names, service marks, assumed names and copyrights which (i) relate solely to the Business and (ii) are neither used in nor necessary for the conduct of the Business (the "Inactive Intellectual Property").

     (b) The Seller is the sole and exclusive owner of the Intellectual Property and the Retained Intellectual Property for which it is identified as the owner thereof on either Schedule 3.07(a)(i) or Schedule 3.07(a)(ii). The Seller has the full right to use (without payment, except for payment in conjunction with filing, maintenance, continuation or extension of rights) the Intellectual Property and the Retained Intellectual Property in the conduct of the Business, as currently conducted. The Seller has received no written notice of any such claim that (i) the operations of the Seller or the Business infringe upon or conflict with the rights of any other person in respect of any Intellectual Property or Retained Intellectual Property with respect to the Business or (ii) any Intellectual Property, any Retained Intellectual Property or the use by the Seller or the Business of such Intellectual Property or Retained Intellectual Property is invalid or unenforceable. None of the Intellectual Property or the Retained Intellectual Property (i) is, to the Seller's knowledge, being infringed upon by any other person or (ii) is subject to any judgment, order, decree or agreement restricting the use thereof. Except as set forth in the last sentence of Section 3.07(a), the Seller makes no representations or warranties of any kind whatsoever with respect to the Inactive Intellectual Property, including without limitation, with respect to ownership of or rights to the Inactive Intellectual Property.

     3.08 Litigation.

     (a) Schedule 3.08(a) sets forth (i) a true, correct and complete list of any and all claims, actions, suits, proceedings, notices of violation, investigations and inquiries relating to the Business or the Acquired Assets ("Litigation") other than routine collection matters pending, asserted or, to the knowledge of the Seller, threatened by or before any Government Authority, or by or on behalf of any third party, and (b) a description of all Litigation dismissed, settled or compromised since April 23, 1999, other than routine collection matters.

     (b) There is no Litigation pending or, to the knowledge of the Seller, threatened against the Seller, the Business or the Acquired Assets by or before any Government Authority, or by or on behalf of any third party, which challenges the validity of this Agreement or any Seller Related Instrument or which, if adversely determined, would (i) adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement or any Seller Related Instrument or (ii) have a Material Adverse Effect.

     (c) The Seller is not subject to any continuing judgment, order, ruling, closing agreement or decree of any Government Authority applicable specifically to the Business or the Acquired Assets or in default with respect thereto.

     3.09 Employee Benefit Plans.

     (a) Except as set forth in Schedule 3.09(a), neither the Seller nor any person (as defined in Section 3(9) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), including the Seller ("ERISA Affiliate"), maintains or contributes to, nor have they maintained or contributed to, any "employee pension benefit plans" as defined in Section 3(2) of ERISA or applicable Mexican provisions, "welfare benefit plans" as defined in Section 3(1) of ERISA or applicable Mexican provisions (including, without limitation, all medical, health, dental, vision and other welfare benefit plans), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement maintained or contributed to by the Seller or any of its ERISA Affiliates or to which the Seller or any of its ERISA Affiliates, contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans").

     (b) Except as set forth in Schedule 3.09(a), neither the Seller nor any of its ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions are or have been made by the Seller or any of its ERISA Affiliates or as to which the Seller or any of its ERISA Affiliates may have liability and that is covered by Title IV of ERISA ("Multiemployer Plan") covering employees (or former employees) employed in the United States, Mexico and Puerto Rico. Neither the Seller nor any ERISA Affiliate has incurred any liability or taken any action that could reasonably be expected to cause it to incur any liability (i) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any Multiemployer Plan or (ii) on account of unpaid contributions to any such Multiemployer Plan.

     (c) Except as set forth in Schedule 3.09(a), for each employee pension benefit plan listed in Schedule 3.09(a) that is intended to satisfy the provisions of Section 401(a) of the Code and/or Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"), to the extent applicable, (i) the Seller has obtained a favorable determination letter from the IRS and/or the Puerto Rico Department of the Treasury (the "PR Treasury"), to the extent applicable, to such effect, (ii) none of the determination letters has been revoked by the IRS and/or the PR Treasury, nor has the IRS and/or the PR Treasury given any indication to the Seller that it intends to revoke any such determination letter, (iii) no such employee pension benefit plan which is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of Section 302(a) of ERISA and Section 412 of the Code, whether or not waived, and no tax has been imposed pursuant to
Section 4971 of the Code in respect thereof, (iv) the current value of the assets of each such employee pension benefit plan that is subject to Title IV of ERISA exceeds the actuarially determined present value of the accrued benefits (whether or not vested) under each such plan, determined on an ongoing basis,
(v) no reportable event within the meaning of Section 4043 of ERISA or prohibited transaction within the meaning of Section 406 of ERISA has occurred with respect to any employee pension benefit plan and no tax has been imposed pursuant to Section 4975 or 4976 of the Code and/or Section 1409 of the PR Code (to the extent applicable) in respect thereof, (vi) the Seller has incurred no liability to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any such employee pension benefit plan which is a pension plan subject to Title IV of ERISA (except for premiums due), and (vii) the Seller has made all filings required by ERISA, the Code and/or the PR Code (to the extent applicable) as to each of such Employee Benefit Plans and all notices and disclosures required by ERISA, the Code and/or the PR Code (to the extent applicable) have been provided to the participants. No condition exists which could subject the Seller or any ERISA Affiliate to a penalty under Section 4071 of ERISA. Neither the PBGC nor the Seller or any ERISA Affiliate has instituted proceedings to terminate any employee pension benefit plan that is subject to Title IV of ERISA, and the PBGC has not informed the Seller or any ERISA Affiliate of its intent to institute proceedings to terminate any such plan. With respect to each Employee Benefit Plan in which employees of the Business participate that is subject to Title IV of ERISA, the actuarial assumptions used by each such plan are reasonable, and true and correct copies of the most recent actuarial reports have been furnished to the Buyer.

     (d) For each welfare benefit plan listed in Schedule 3.09(a) which is a "group health plan" within the meaning of Section 5000(b)(1) of the Code, the Seller has complied with the notice and continuation coverage requirements of
Section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, to the extent such requirements are applicable. The Seller shall remain obligated, in accordance with COBRA, to provide continuation coverage to those of its covered employees, former employees and their qualified beneficiaries entitled to receive COBRA continuation coverage under a group health plan sponsored by the Seller or an ERISA Affiliate on account of a qualifying event occurring either prior to the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

     (e) All contributions to, and payments from, the Employee Benefit Plans listed in Schedule 3.09(a) which are required to have been made by the Seller or any of its ERISA Affiliates with respect to any period ending on or before the Closing Date (including any required installment payments under Section 412(m) of the Code), in accordance with such Employee Benefit Plans, have been timely made. All premiums due to the PBGC with respect to all Employee Benefit Plans for any period ending on or before the Closing Date have been timely paid.

     (f) There are no claims pending by or on behalf of any of the Employee Benefit
Plans listed in Schedule 3.09(a), by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (g) Each of the Employee Benefit Plans listed in Schedule 3.09(a) has been, and is being, operated and administered in all respects in accordance with its terms and in compliance with applicable laws, including, but not limited to, ERISA, the Code and/or the PR Code (to the extent applicable). No investigation, audit or dispute relating to each of such Employee Benefit Plans is pending or threatened before any Government Authority in Puerto Rico or Mexico. All Employee Benefit Plans outside of the United States, if any (the "Foreign
Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with such plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

     (h) Neither the Seller nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would affect any employee or terminated employee of the Business or any ERISA Affiliate.

     (i) No amounts payable under the Employee Benefit Plans listed in Schedule 3.09(a) will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code and/or for Puerto Rico income Tax purposes (to the extent applicable).

     (j) Neither the Seller nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, or is committed, whether legally binding or not, to create, any Employee Benefit Plan for any retired or former employee of the Business or any ERISA Affiliate.

     (k) With respect to any Employee Benefit Plans which the Buyer is assuming (the "Assumed Plans"), the Seller has delivered to the Buyer a current, accurate and complete copy of and, to the extent applicable, (i) each plan (including all amendments thereto, (ii) any related trust agreement, annuity contract or other funding instrument, (iii) any summary plan description and summary of material modifications, (iv) the most recently filed Form 5500 relating to each such plan, (v) the most recently received determination letter from the Internal Revenue Service, and (vi) the most recently prepared financial statements.

     (l) (i) Each Assumed Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of any legal requirements and other applicable laws, rules and regulations; (ii) with respect to any Assumed Plan, no actions, suits or claims are pending or threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims; (iii) all insurance premiums required to be paid with respect to each Assumed Plan as of the Closing have been or will be paid prior thereto; (iv) all contributions required to be made prior to the Closing under the terms of any Assumed Plan, for benefits attributable to service on or prior to the Closing; (v) no Assumed Plan provides for an increase in benefits on or after the Closing; and (vi) each Assumed Plan may be amended or terminated without material obligation or liability.

     3.10 Employees; Employee Relations.

     (a) Schedule 3.10(a) sets forth (i) the name, seniority (years of service) and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) currently payable by the Seller to each Business Employee, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Seller to each such Business Employee,
(iii) any increase to become payable after the date of this Agreement by the Seller to employees related to the Business (other than those specified in clause (i)), (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within 60 days) made by the Seller to, or made to the Seller by, any Business Employee, (v) all other transactions between the Business and any Business Employee or director or officer of the Business since April 23, 1999 resulting in aggregate payments to such person in excess of $5,000 during such period and (vi) all accrued but unpaid vacation pay owing to each Business Employee. "Business Employees" are all of the employees of the Seller solely employed in the Business, all of whom are identified on Schedule 3.10(a). All of the employees employed at any of the five (5) facilities which constitute a part of the Business are Business Employees.

     (b) Except as disclosed in Schedule 3.10(b), the Seller is not a party to any employment contract with any individual or employee employed in the Business, either express or implied, oral or written. Except as disclosed in
Schedule 3.10(b), the Seller has received no written notices of any legal proceedings, charges, complaints or similar actions that exist under any federal, state, local or foreign laws affecting the employment relationship between the Seller and any Business Employee, including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state, local or foreign laws prohibiting discrimination because of race, sex, religion, national origin, age, disability and the like);
(ii) the Fair Labor Standards Act or other federal, state, municipal, local or foreign laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state, municipal, local or foreign governmental contracts; (iv) laws with respect to tortious conduct, including, without limitation, slander, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery or loss of consortium; (v) laws requiring severance payments or other payments to terminated employees; or (vi) the Occupational Safety and Health Act, as amended, as well as any similar federal, state or foreign laws, or other regulations respecting safety in the workplace; and the Seller has received no written notices of any proceedings, charges, or complaints that are threatened under any such laws or regulations. As it relates to the Business, to the knowledge of the Seller, no facts or circumstances have been discussed by the Seller with any Business Employee which would give rise to any such proceedings, charges, complaints or claims. The Seller is not subject to any settlement or consent decree with any present or former employee, employee representative or any Government Authority which relates to the Business relating to claims of discrimination or other claims in respect to employment practices and policies; except as disclosed on Schedule 3.10(b), no Government Authority has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Seller relating to the Business.

     (c) [INTENTIONALLY OMITTED]

     (d) Except as disclosed in Schedule 3.10(d)(i), (i) the Seller is not a party to, nor bound by, the terms of any collective bargaining agreement with respect to the Business, (ii) the Seller is in compliance in all material respects with all applicable Laws respecting employment and employment practices with respect to the Business, (iii) the Seller has no knowledge of any unfair labor practice charge or complaint against the Seller which has been discussed with the Seller by any union since April 23, 1999, with regard to any charge or complaint which, based on such discussions, the Seller reasonably believes is likely to be filed with the National Labor Relations Board or similar body in any foreign country with respect to the Business or of any grievance or any arbitration proceeding arising out of or under collective bargaining agreements pending with respect to the Business, (iv) to the knowledge of the Seller, there is no labor strike, slowdown or work stoppage pending against the Seller with respect to the Business and (v) there are no collective bargaining agreement provisions which require assumption of a collective bargaining agreement or hiring of bargaining unit employees in the event of any sale of the Business. The Seller has not received written notice of the intent of any Government Authority responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Seller, with respect to the Business, and to the knowledge of the Seller, no such investigation is in progress. Attached as Schedule 3.10(d)(ii) hereto is a copy of the Collective Bargaining Agreement.

     (e) Each employee of the Business on long-term or short-term disability or presently receiving payments under any applicable health and safety legislation has been identified in Schedule 3.10(e).

     (f) Set forth on Schedule 3.10(f), with respect to each Business Employee, is an identification of all bonuses (including, without limitation, any transition bonus or retention bonus), vacation pay, fringe benefits, and sick days.

     3.11  Certain  Contracts  and  Arrangements.  Schedule  3.11(a)  lists  all
Contracts related to the Business and/or the Acquired Assets by which the Seller, the Business and/or the Acquired Assets are bound or affected, other than (a) such Contracts as may be terminated by the Buyer at any time after the Closing without liability, penalty or premium upon notice of 120 days or less and (b) such Contracts which will not result in future annual expenditures or receipts by the Business or by the Buyer at any time of $25,000 or more (such Contracts to be listed are hereinafter collectively referred to as the "Material Contracts"). Except as set forth on Schedule 3.11(a), true, correct and complete copies of all such Material Contracts have been delivered or made available to the Buyer. Except as described on Schedule 3.11(a), there are no oral Material Contracts relating to the Business and/or the Acquired Assets. Except as set forth on Schedule 3.11(a), neither the Seller, nor, to the Seller's knowledge, any other party to such Material Contract is in breach of or in default under, other than immaterial breaches or defaults, any such Material Contract. The Seller has received no written notices that any such Material Contract is not the legal, valid and binding obligation of the respective parties thereto enforceable in accordance with their terms; and, except as made available to the Buyer prior to the date hereof, no Material Contracts have been amended. The Seller has received no written notices of any defenses, offsets or counterclaims which have been asserted or which may be made nor has the Seller waived any rights under any Material Contract.

      Set forth on Schedule 3.11(b) hereto is a list of all capitalized leases which constitute Material Contracts.

     3.12 Compliance with Laws, Licenses, Etc. The Business and the ownership by the Seller of the Acquired Assets complies in all respects with all laws (including, without limitation, Environmental Laws), statutes, ordinances, rules, regulations and orders of all Government Authorities (collectively, the "Laws"), except where the failure to so comply would not have a Material Adverse Effect. The Seller possesses all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the Business and the Acquired Assets under applicable Laws.

     3.13 Insurance. The Seller maintains policies of fire and casualty, liability (including, without limitation, products liability), workers' compensation and other forms of insurance with respect to the Business and the Acquired Assets in such amounts, with such deductibles and against such risks and losses, as when taken together with self insurance maintained by the Seller, are reasonable for the Business and the Retained Businesses taken as a whole.
Schedule 3.13 sets forth a true, correct and complete list of all such insurance policies (including insurer, named insured, type of coverage, limits of insurance, required deductibles and co-payments, annual premiums, retentions and loss runs). All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, or will be paid on or prior to the Closing Date, and no pending written notice of default, cancellation or termination with respect to any such policy has been received by the Seller. Such policies: (a) are sufficient for compliance in all material respects with all requirements of applicable Laws and all Material Contracts; (b) are valid, outstanding and enforceable policies; or
(c) will remain in full force and effect through the Closing Date without the payment of additional premiums. Except as set forth in Schedule 3.13, the Seller has received no written notice of any pending or threatened disputes relating to coverage or other disputed claims under any of the foregoing insurance policies.
Schedule 3.13 also lists all workers' compensation claims relating to the Business that are current, pending or settled since April 23, 1999. There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment, increased assessment or retrospective premiums received by the Seller relating to the Business (collectively, the "Assessments") or any other communications related thereto which the Seller has received from any worker's compensation board or similar authorities in any jurisdiction where the Business is carried on and there are no assessments which will be unpaid at the Closing Date.

     3.14 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Seller or any of its Affiliates, directors, officers, employees, representatives or agents.

     3.15 Inventories; Accounts Receivable.

     (a) The Inventory is of a quality usable in the ordinary course of business, and items of finished goods in the Inventory are salable in the ordinary course of business. The Inventory is reflected in the Books and Records of the Seller on a first-in-first-out basis in accordance with GAAP consistently applied, valued at the lower of cost or market. The quantities of all finished goods Inventory are reasonable and are at adequate levels for the Business in its normal course consistent with past practice and taking into account customary seasonality. Set forth on Schedule 3.15(a) is a listing of: (i) all finished goods Inventory items, like items of which have not been sold by the Seller since March 31, 2001; and (ii) all raw materials and packaging Inventory items, of which like items have not been used in production by the Seller since March 31, 2001 (collectively, the "Obsolete Inventory"). Schedule 3.15(a) shall be updated by the Seller as of the last fiscal month end of the Seller prior to the Closing Date.

     (b) Set forth on Schedule 3.15(b) is an aggregate summary of all accounts receivable, promissory notes, contract rights, commercial paper, debt securities and other rights of the Seller to receive money, excluding any accounts receivable which may exist from Affiliates of the Seller (other than accounts receivable from Business Employees hired by the Buyer) ("the Receivables") reflected as assets of the Business in the Interim Business Financial Statements showing the name of the account debtor, maker or obligor, the aggregate unpaid balance, the age of the Receivables and, if applicable, the maturity dates, the interest rates and any collateral securing such obligations. Except as set forth on Schedule 3.15(b), all Receivables reflected in the Interim Business Financial Statements or acquired since that date are legal, valid and binding obligations of the obligors and the Seller has no knowledge of any fact impairing the collectability of such Receivables in accordance with their terms net of the reserves shown on the Interim Business Financial Statements. The reserves for doubtful Receivables and uncollectible accounts reflected in the Interim Business Financial Statements, are net of fully accrued amounts for future deductions by customers of the Business relating to sales booked on or before the date of the Interim Business Financial Statements, were established in accordance with GAAP consistently applied and are adequate and calculated in accordance with the Seller's past practices. Except as set forth on Schedule 3.15(b), since June 30, 2001, the Seller has not (a) written-off, cancelled, committed or become obligated to cancel or write-off any Receivables aggregating more than $10,000 of Receivables reflected in the Interim Business Financial Statements, (b) disposed of or transferred any Receivables except through the collection thereof in accordance with their terms or (c) acquired or permitted to be created any Receivables except in the ordinary course of its business consistent with the past practice.

     3.16 Environmental Matters. Except as set forth in Schedule 3.16 and as the sole representation and warranty involving the Environmental Laws:

     (a) Representations and Warranties.

          (1) None of the Acquired Assets or Leased Property or the Seller with respect to the Business is in violation of or noncompliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of the Business, which would give rise to Material Environmental Liability;

          (2)  Without in any manner limiting the generality of (1) above:

               (i) Except as would not create Material Environmental Liability under Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits as hereinafter defined), to the Seller's knowledge no Materials of Environmental Concern have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about the Acquired Assets or Leased Property;

               (ii) There  are  no  Environmental   Claims  known,   pending  or
                    threatened against the Seller which relate to the Business or any Acquired Asset or Leased Property which would likely give rise to Material Environmental Liability;

               (iii)The  Seller  has,  and has  timely  filed  applications  for renewal of, all Environmental Permits required for operation of the Business. As to the Business, the Seller has all environmental and pollution control equipment necessary to comply with all Environmental Laws (including, without limitation, compliance with all such required Environmental Permits) and operation of the Business as presently conducted is in material compliance with all terms and conditions of such Environmental Permits, and a list of all such Environmental Permits is identified on Schedule 3.16;

               (iv) To the  Seller's  knowledge,  there are no storage  tanks or solid waste management units located on or under any Acquired Asset and there are no Materials of Environmental Concern on any Acquired Asset in quantities which would require reporting to any governmental authority or Remediation to comply with Requirements of Environmental Laws;

               (v) The Seller has not been named as a potentially responsible party in connection with the Business, Acquired Assets, or Leased Property under CERCLA or comparable Environmental Laws, and no Acquired Asset is subject to any lien arising under Environmental Laws;

               (vi) The Seller has not  received  any written  notice of (A) its status as a potentially responsible party for response costs as to any facility based upon waste generation activities of the Business, or the Acquired Assets or Leased Property; (B) the migration of Materials of Environmental Concerns from a neighboring facility onto an Acquired Asset or Leased Property; or (C) any release or threatened release of Materials of Environmental Concern, or of any violation of or remedial obligation under, Environmental Laws or Permits, relating to the ownership, use, maintenance, operation of any Acquired Asset; which as to items 3.16(a)(vi)(A)-(C) above would likely give rise to Material Environmental
                    Liability under any Environmental Law, nor has the Seller voluntarily undertaken Remediation or other decontamination or cleanup costing $25,000 or more of any Acquired Asset;

               (vii)The  Seller  is  not  aware  of  any   requirement   of  any
                    Environmental Laws that will individually require future compliance costs in connection with the ownership and operation of the Acquired Assets or the Business on the part of the Buyer in excess of Twenty-Five Thousand Dollars ($25,000) above costs currently expended in the ordinary course of business;

               (viii) There  are  no  present  or  past   events,   conditions,
                    circumstances, activities, practices, incidents, actions or plans known to the Seller which will prevent continued compliance at or by any Acquired Asset with Requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws at an Acquired Asset, in either event which would give rise to a Material Environmental Liability;

               (ix) The Seller has not  received  any  written  report or notice that the Acquired Assets or Leased Property contain any asbestos containing materials, or polychlorinated biphenyls in any form nor any wetland areas, habitat for endangered species or other land subject to restricted development under Environmental Laws.

     (b) Definitions. For purposes of this Agreement, the following initially capitalized words and phrases will have the meanings set forth below when used in this Agreement:

          (1) "Environmental Claim" means any claim; complaint; proceeding; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, and expert's fees; damage; punitive damage; fine, penalty, expense, liability, criminal liability, strict liability, judgment, governmental or private investigation and testing liability or potential liability for investigatory costs, governmental response costs, natural resource damages, property damage, personal injury, fines, penalties; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any requirement of Environmental Law; proceeding; consent or administrative orders, agreements or decrees; lien; personal injury or death of any person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover Damages related to, or seeks to impose liability for: (i) improper use of treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials ("NORM"); (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, or soil; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal or Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused by Materials of Environmental Concern.

          (2) "Environmental Laws" means any and all laws, rules, regulations, ordinances, orders, consent agreements, orders on consent now or hereafter in effect of any applicable foreign, federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any binding judicial or administrative decision relating to health, worker protection, the environment, or a community's right to know.

          (3)  "Environmental    Permits"    means   all   permits,    licenses,
               certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of the Acquired Assets or Leased Property to comply with Requirements of Environmental Laws.

          (4) "Material Environmental Liability" means liability or potential liability, in an amount of $25,000 or more based on an individual event or $25,000 for more than one event over a one (1) year period.

          (5) "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions or listings of "hazardous substance," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," or analogous terms under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including naturally occurring radioactive materials), or (D) solid wastes that pose imminent and substantial endangerment to health or the environment or (iii) any and all substances in, on or under the Leased Property in Nogales, Mexico or the Business property in Ciudad Acuna, Mexico regulated pursuant to, or that could result in the imposition of liability under, SH&E Law, including, without limitation, petroleum and petroleum products, polychlorinated biphenyls and polychlorinated biphenyl-containing equipment, asbestos and asbestos-containing materials, and "Hazardous Substances", as defined pursuant to SH&E Law. To the extent that the laws or regulations of any applicable state, local, or foreign jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

          (6) "Remediation" means any remedial action necessary to comply with the requirements of Environmental Laws and (ii) responding to, removing, remediating or monitoring the release of threatened release of Materials of Environmental Concern at, on, in, about or under, the air, soil, surface water, groundwater or soil vapor.

          (7) "SH&E Law" means any and all rules and regulations stemming out of the General Law of Ecological Balance and Environmental Protection in Mexico and related State and Municipal laws, regulations and ordinances, including, but not limited to, air emissions, water sources and discharges, solid waste disposal and treatment, noise and energy levels, and others relating to pollution, water, the protection of the environment or natural resources, release, emission, discharge, or disposal of any material or substance, environmental restoration, safety, health or environmental aspects of property transfer, natural resource damage, pipeline closure, production registration, hazard communication, or human health or safety.

     3.17 Sufficiency of the Acquired Assets. The Acquired Assets, the Excluded Assets and the Retained Intellectual Property constitute all of the material assets, properties, licenses, rights, permits and contracts which are being used on the date hereof in the Business as conducted on the date hereof. Except as set forth on Schedule 3.17, each item of machinery and equipment in the Acquired Assets is in good operating condition and repair, ordinary wear and tear excepted.

     3.18 Affiliate Transactions. Schedule 3.18 sets forth a true, correct and complete list of all Contracts to or by which the Seller, the Business or the Acquired Assets, on the one hand, and any of Seller's Affiliates, on the other hand, are a party or are otherwise bound or affected, and by which the Business or any Acquired Asset is bound or affected or pursuant to which the Business has made or is obligated to make payments or incur expenses to or for the benefit of the Seller or any of its Affiliates (collectively, the "Affiliate Transactions"). Other than the transactions contemplated by this Agreement, each Affiliate Transaction will terminate at or prior to the Closing without any payment by or liability to the Business and without any adverse effect on any Acquired Asset.

     3.19 Taxes.  Except as  specifically  identified  and described in Schedule
3.19:

     (a) The Seller has or, prior to the Closing, will have timely paid all Taxes due and payable or claimed to be due and payable by any taxing authority with respect to the Business or the Acquired Assets. There are no pending or, to the Seller's knowledge, threatened actions or proceedings for the assessment or collection of Taxes against the Seller with respect to the Business or the Acquired Assets. The reserves for unpaid current Taxes of the Seller set forth in the Business Financial Statements and the Interim Business Financial Statements are adequate for the payment of all material Taxes of the Seller through the dates thereof. There are no Tax liens or special assessments on the Acquired Assets and, to the Seller's knowledge, no taxing authority has threatened any such lien or special assessment with respect to the Acquired Assets. There are no requests for information currently outstanding that could affect the Taxes owed by the Seller relating to the Business or the Acquired Assets.

     (b) The amounts of Taxes withheld by or on behalf of the Seller with respect to all compensation paid to: (i) employees of the Seller ; (ii) non-employees of the Seller for services rendered by such persons in Puerto Rico; and (iii) nonresident individuals or foreign corporations not engaged in a trade or business in Puerto Rico, for all periods ending on or before the Closing Date have been (or will be, as the case may be) proper and accurate and all deposits required with respect to compensation paid to such employees have been (or will be) made in compliance with the provisions of all applicable Laws, except in each case, for any failure to withhold such Taxes or to make such deposits that shall have no adverse affect upon all or any part of the Business or result in any liability to the Buyer or its Affiliates.

     (c) No federal, state, local or foreign audits or other administrative or court proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of the Seller that may have any adverse affect upon all or any part of the Business and the Seller has not been contacted by any taxing authority or representative thereof regarding pending tax audits related to any Taxes or Tax Returns of the Seller that may have any adverse affect upon all or any part of the Business.

     (d) The Seller is not a party to any agreement providing for the payment, indemnity allocation or sharing of Taxes that would have any adverse effect upon all or any part of the Business.

     (e) None of the Acquired Assets is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (f) None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

     (g) To the Seller's knowledge, no Tax debt with respect to the Acquired Assets has been sold or transferred in any way by the Commonwealth of Puerto Rico.

     (h) For purposes of this Agreement: (i) the term "Taxes" means all federal, state, local, foreign (including, without limitation, Mexican and Puerto Rican) and other net income, gross income, gross receipts, sales, use, ad valorem, property, assets, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Tax Returns" means all returns, declarations, reports, statements, value-added tax returns, asset tax returns and other documents required to be filed in respect of Taxes and any amendments to the foregoing documents, and the term "Tax Return" means any one of the foregoing Tax Returns.

     3.20 Warranties. Schedule 3.20 sets forth a complete list of all material warranties made by the Seller with respect to products of the Business sold by the Seller since April 23, 1999, if any, copies of which have been or will, on or prior to September 10, 2001, be provided to the Buyer.

     3.21 Motor Vehicles. Each motor vehicle, if any, included in the Acquired Assets has current registrations and licenses required by applicable Laws to operate such motor vehicle as presently operated in connection with the Business.

     3.22 Customers and Suppliers. Schedule 3.22 sets forth a true, correct and complete list of the thirty (30) largest customers and the twenty-five (25) largest suppliers of the Business for the fiscal year ending December 29, 2000 and for the six (6) month period ended June 30, 2001, which list contains the name of such customer or supplier, its address, telephone number, contact person and telephone number and the amount of business done with each such customer or supplier during each such period. Such customers of the Business as are identified on Schedule 3.22 hereto accounted for no less than seventy-five percent (75%) of the gross revenues of the Business for the fiscal year ending December 29, 2000. Except as set forth on Schedule 3.22, the Seller has no knowledge that any such customer or supplier of the Business will cease to do business with the Business after the Closing. Except as set forth in Schedule 3.22, the Seller is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers.

     3.23 Condition of the Property. Except as set forth on Schedule 3.23, each piece of Owned Real Property and Leased Property (each a "Property") has access to and from dedicated public rights of way adjoining the Property; (b) each Property is in material compliance with all applicable Laws, building codes, fire and life safety codes, building or use restrictions, subdivision laws, zoning ordinances and other similar Laws affecting the Property and/or the use thereof; (c) each Property is in material compliance with all easements, covenants, restrictions and other encumbrances affecting the Property and/or the use thereof; (d) the Seller has all material certificates of occupancy, licenses and permits necessary for the use and operation of the Property as presently being used and operated; (e) all utilities necessary for the use and operation of the Property as presently used and operated are available; (f) the improvements on the Property, including, without limitation, (i) the roof, roof deck, roof membrane, roof covering, floor, subflooring, foundation, slab, load bearing walls and other structural elements of the improvements and (ii) all heating, ventilating, air conditioning, mechanical, electrical and plumbing systems and all wiring, cable and conduit for the improvements, have been and are being regularly and properly maintained and are in good operating order and condition, normal wear and tear excepted; (g) there is no pending or, to the Seller's knowledge, threatened action in eminent domain or condemnation with respect to the Property or the improvements thereon or any portion thereof; (h) there are no pending or, to the Seller's knowledge, threatened general or special assessments affecting the Property, nor is or has the Property been subject to any special tax exemption or category; and (i) no person or entity other than the Seller (or any Affiliate of the Seller) has any right to use, occupy or, with respect to the Owned Real Property, purchase the Property (or any part thereof).

     3.24 Customer Deposits. The Seller has received no customer deposits or customer prepayments other than those listed on Schedule 3.24, and such deposits or prepayment amounts relate to unfilled purchase orders and have been received in the ordinary course of business, consistent with past practice.

     3.25 Promotional Obligations. Schedule 3.25 lists all material trade-fixed and annual-based volume-related promotions of the Business, which includes, without limitation, all volume rebates, cooperative advertising fees or arrangements, volume-related promotions or allowances, business development fund amounts or allowances, slotting fees and early payment discounts payable or to become payable in respect of the Business as of the date of this Agreement.
Schedule 3.25 shall be updated by the Seller as of the Closing Date (collectively hereinafter, the "Promotional Obligations").

IV.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as follows:

     4.01 Organization And Authority. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered pursuant to this Agreement (including, as applicable, the Undertaking, the Assignment and Assumption Agreement, the Lease Assignment and Assumption Agreements, the Transition Services Agreement and the Trademark Licenses, which are referred to collectively herein as the "Buyer Related Instruments") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Buyer Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been, and each of the Buyer Related Instruments, as applicable, shall be, duly executed and delivered by the Buyer and shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.02 No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement and the Buyer Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not (i) conflict with, or result in any violation of or default under, other than immaterial violations of or defaults under: (A) any provision of the certificate of formation or limited liability company agreement of the Buyer or (B) any judgment, order or decree, statute, law, ordinance, rule or regulation, other than immaterial judgments, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Buyer; or (ii) conflict with, or result in any violation of, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, other than immaterial conflicts, violations or defaults, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of, any liability or obligation, other than immaterial liabilities or obligations, pursuant to, or result in the creation or imposition of any Encumbrance under, any contract, note, bond, mortgage, hypothecation, agreement, indenture, license, lease (capitalized or operating), commitment or other instrument or obligation, other than immaterial contracts, notes, bonds, mortgages, hypothecations, agreements, indentures, licenses, leases, commitments, instruments or obligations to which the Buyer is a party or by which the Buyer may be bound or affected.

     (b) Except as set forth on Schedule 4.02, no consent, approval, order or authorization of, or registration, declaration or filing with, any Government Authority, or any third party is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance of this Agreement or the Buyer Related Instruments or the consummation by the Buyer of the transactions contemplated hereby or thereby, except where the failure to obtain such consent, approval, order or authorization of, or to register, declare or file would not have a material adverse effect on the Buyer's ability to consummate the transactions contemplated by this Agreement.

     4.03 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer or any of its directors, officers, employees, representatives or agents.

     4.04 Litigation. There is no Litigation pending or, to the knowledge after due inquiry by the Buyer, threatened against the Buyer by or before any Government Authority, or by or on behalf of any third party, which challenges the validity of this Agreement or any Buyer Related Instrument or which, if adversely determined, would adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement or any Buyer Related Instrument.

     4.05 Available Funds. Subject to the contingency that no source of the Buyer's financing shall have defaulted under its obligations to provide such financing to the Buyer, the Buyer will have, on the Closing Date, sufficient funds available to it to perform all of its obligations under this Agreement and the Buyer Related Instruments, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement and to assume the Assumed Liabilities.

V.   COVENANTS OF THE PARTIES

     5.01 Conduct of the Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Seller will conduct the Business in the ordinary course of business, consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve its current relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and, except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, without the prior written consent of the Buyer, the Seller will not:

     (a) increase by more than ten percent (10%) the rate of compensation of, or increase by more than ten percent (10%) any benefit to, any employee of the Business, except as may be required by any Employee Benefit Plan, or as required by law;

     (b) with regard to the Business, enter into, adopt or amend any Employee Benefit Plan or employment or severance agreement, except as may be required by law;

     (c) (i) sell, lease, transfer or otherwise dispose of any of the Acquired Assets, other than in the ordinary course of business, or (ii) mortgage, hypothecate or encumber any of the Acquired Assets, other than Inventory sold in the ordinary course of business, except for Permitted Encumbrances;

     (d) except in the ordinary course of business, materially modify, amend or terminate any Contract to be assumed by the Buyer pursuant to this Agreement or materially alter the terms (including, without limitation, such terms relating to the pricing of any products or services) upon which the Seller transacts business with any of the customers of the Business;

     (e) enter into any contract (other than in the ordinary course of business)
(i) obligating the Seller to expend more than $25,000 in connection with the Business, or (ii) relating to the Acquired Assets and extending beyond the Closing Date, other than in the ordinary course of business;

     (f) commit any action which would result in any material adverse change to any of the Acquired Assets (other than normal wear and tear and depreciation);

     (g) commit any action which would result in any insurance policy relating exclusively to the Business naming the Seller or the Business as a beneficiary or a loss payee being cancelled or terminated; or

     (h) agree, whether in writing or otherwise, to do any of the foregoing.

     5.02 Access to Information; Confidentiality.

     (a) During the period from the date of this Agreement through the Closing Date, the Seller will give the Buyer and its authorized Affiliates, employees, agents, advisors, accountants, attorneys, engineers, environmental consultants, financing sources and representatives reasonable access during customary working hours to all plants, offices, warehouses, facilities, employees and Books and Records of the Seller relating to the Business as they may reasonably request.

     (b) Each Party will hold and will cause its Affiliates, employees, agents, advisors, accountants, attorneys, engineers, environmental consultants, representatives and financing sources to hold any information which such Party receives in connection with the transactions contemplated by this Agreement in strict confidence and in accordance with and subject to the terms of the Confidentiality Agreement dated as of July 20, 2001 between the Buyer and ASR, as may be amended or modified by the Parties (the "Confidentiality Agreement").

     (c) Solely with respect to the Acquired Assets and documents reasonably available to Seller, the Seller, at its sole cost and expense, shall provide to the Buyer reasonable access (at all corporate offices of the Business) to all records and information concerning all Environmental Permits and Materials of Environmental Concern, used, stored, generated, treated or disposed of by the Seller, all environmental or safety studies conducted by or on behalf of the Seller and all reports, correspondence or filings to Governmental Authorities concerning the compliance of the Acquired Assets or the operation of the Business with Requirements of Environmental Laws, all policies and procedures manuals or guidelines utilized by the Seller to comply with Requirements of Environmental Laws, and any other information reasonably requested by the Buyer pertaining to environmental, health, and safety issues (the "Environmental Information"). The Seller agrees that the Buyer shall have the right to inspect the Environmental Information and the Acquired Assets, and, with the Seller's written approval (which may be granted or withheld in the Seller's sole discretion), perform subsurface or other invasive investigations, including without limitation, air monitoring and soil, groundwater, and surface water analysis, at the Acquired Assets; provided, regarding all such inspections and investigations: (i) the Buyer will present to the Seller its scope or scopes of work to be performed for the Seller's review and approval; (ii) the costs, risks and expenses associated therewith will be borne by the Buyer; (iii) the Confidentiality Agreement shall govern; (iv) the Buyer will not interfere with the operations of the Business; (v) the Buyer shall restore the Acquired Assets to substantially the same condition in which they existed prior to the Buyer's or its agent's or representative's performance of such invasive investigations, including, without limitation, plugging and abandoning any borings or wells;
(vi) the Seller shall be entitled to have a representative present for all inspections and investigations; (vii) the Buyer shall provide the Seller with reasonable prior advance written notice of inspection or investigation and all such inspections or investigations will be during normal business hours; and
(viii) upon the Seller's written request the Buyer shall provide the Seller with a copy of all information and material generated, obtained or procured as a result of the inspection or investigation. Prior to any invasive investigation, the Buyer shall provide to the Seller evidence that the Buyer (or the Buyer's professional representatives) maintain adequate insurance to cover any damage which may reasonably result from such investigation, which insurance shall identify the Seller as a named insured party. The costs associated with the disposal of any investigation derived waste will be borne by the Buyer; provided that the Buyer shall execute manifests and related documents.

     5.03 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement at the earliest practicable date.

     5.04 Consents. The Parties will use their commercially reasonable efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Government Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing and all costs and expenses associated with such efforts shall be shared equally by the Buyer, on the one hand, and the Seller, on the other hand; provided, however that this covenant shall in no way limit the representation and warranty set forth in Section 3.16. Each of the Parties hereto will make or cause to be made all filings and submissions under Laws applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. The Buyer and the Seller will cooperate fully with each other in exchanging such information and assistance as any of the Parties hereto may reasonably request in connection with the foregoing.

     5.05 Public Announcements. Neither of the Parties hereto shall, without the approval of the other Party (which may not be unreasonably withheld), make any press release or other public announcement or communicate with any customer, competitor or supplier of the Seller concerning the transactions contemplated by this Agreement, except through the terms of certain letter agreements and press releases, the forms of which have been agreed to by the Parties and except as and to the extent that such Party shall determine is required by: (i) Law; or
(ii) stock exchange requirements (which determination shall be made by such Party based upon the advice of its counsel), in which case the other Party shall be advised a reasonable amount of time in advance of such release or announcement and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     5.06 Notification of Certain Matters. The Seller shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause (a) any representation or warranty of the Seller or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, (b) the Seller or the Buyer, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) the commencement of any Environmental Claims or inspection by any Governmental Authority with responsibility to enforce Environmental Laws likely to result in Material Environmental Liability, or (d) a material adverse change to the Business; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     5.07 Supplemental Disclosure. Each Party shall have the right from time to time prior to the Closing to supplement or amend such Party's disclosure schedules hereto (the "Schedules") with respect to (a) any matter that existed as of the date of this Agreement and should have been set forth or described in the Schedules and (b) any matter hereafter arising which, if existing as of the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that with respect to clause (a) above, any such supplemental or amended disclosure shall not be deemed to cure any breach of any representation or warranty made in this Agreement as of the date of this Agreement unless so consented to by the other Party.

     5.08 Records Pertaining to the Business

     (a) Turnover of Books and Records. See Section 1.04(g).

     (b) Retention of Records. The Seller shall, for a period of seven (7) years after the Closing Date, neither dispose of nor destroy any of Books and Records without first offering to turn over possession of copies thereof to the Buyer, at the Buyer's expense, by written notice to the Buyer, at least thirty (30) days prior to the proposed date of such disposition or destruction. The Buyer shall, for a period of seven (7) years after the Closing Date, neither dispose of nor destroy any of the Books and Records without first offering to turn over possession of copies thereof to the Seller, at the Seller's expense, by written notice to the Seller, at least thirty (30) days prior to the proposed date of such disposition or destruction.

     (c) Access to Records. After the Closing Date, the Seller shall, upon reasonable notice, allow the Buyer and its advisors, accountants, attorneys and representatives access to all business records and files of the Seller which pertain in part to the Business (it being understood that the Seller may redact from such records such information that does not pertain to the Business), during customary working hours at the principal place of business of the Seller, or at any location where such records are stored, and the Buyer shall have the right, at the Buyer's expense, to make copies of any such records and files.

     (d) Assistance with Records.  After the Closing Date, for a period of seven
(7) years following the Closing Date: (i) the Seller shall make available to the Buyer, upon reasonable advance written request, and at reasonable times, at the Buyer's expense: (x) employees, agents or advisors of the Seller to assist the Buyer in locating and obtaining records and files maintained by the Seller and
(y) any of the employees, agents or advisors of the Seller whose assistance or participation is reasonably required by the Buyer in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which the Business is involved and which relates to the Business or the Acquired Assets; and (ii) the Buyer shall make available to the Seller, upon reasonable advance written request, and at reasonable times, at the Seller's expense: (x) employees, agents or advisors of the Buyer to assist the Seller in locating and obtaining records and files maintained by the Buyer and (y) any of the employees, agents or advisors of the Buyer whose assistance or participation is reasonably required by the Seller in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which the Business is involved and which relates to the Business.

     5.09 No Solicitation. Except with respect to the Buyer and its Affiliates until November 30, 2001, the Seller shall not, and shall cause its subsidiaries, officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) not to, (a) initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, sale of shares of capital stock or similar transaction involving the Acquired Assets or any purchase of all or any significant portion of the Acquired Assets (an "Acquisition Transaction") or (b) engage in any negotiations concerning, or provide to any other person any information or data relating to the Business for the purposes of, or have any discussions with any person relating to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to seek or effect, an Acquisition Transaction. The Seller shall promptly advise the Buyer of any such inquiry or proposal the Seller may receive.

     5.10 Motor Vehicles. The Seller shall take all actions and prepare all documents necessary to effect the transfer to the Buyer of all motor vehicle licenses and registrations pertaining to automobiles, trucks and other motor vehicles that are part of the Acquired Assets in compliance with the motor vehicle registration, licensing and other applicable laws of any jurisdictions where such motor vehicles are registered or licensed. All such documents evidencing the transfer of licenses and registrations required hereby shall be delivered to the Buyer or to the appropriate Governmental Authorities for processing within thirty (30) days following the Closing.

     5.11 Other Actions. The Buyer and the Seller will each take all such other and further actions, consistent with this Agreement and the related agreements, as the other may reasonably request.

     5.12 Bulk Sales Compliance. The Buyer and the Seller waive compliance with the provisions of all applicable Laws relating to bulk transfers or bulk sales.

     5.13 Discharge of Claims. The Seller shall cause all Encumbrances on any Acquired Asset other than the Permitted Encumbrances to be terminated or otherwise discharged at or prior to the Closing, and shall pay all costs and expenses incurred in connection therewith. The Seller shall discharge or caused to be discharged all of the liabilities of the Business that are not Assumed Liabilities and as to which neither the Seller nor any counterparty has any dispute upon the latter to occur of (i) the due date of such liability (including any applicable grace period) and (ii) twelve (12) months after the Closing; provided, however, that the Seller shall not be obligated to discharge any such liability to the extent that the party to whom the liability is due has any liability or obligation to the Seller.

     5.14 Bank Accounts. The Seller shall cooperate with the Buyer in making all necessary or desirable arrangements so that checks or other payments received after the Closing Date on all Receivables arising out of the operation of the Business which are Acquired Assets may be deposited into the Buyer's bank accounts without endorsement by the Seller. The Seller shall execute and deliver to the Buyer all documents and instruments and take all actions as the Buyer may reasonably request in order to effectuate the foregoing.

     5.15 Financial Information. The Seller will deliver to the Buyer within fifteen (15) business days after the end of each calendar month which ends between the date of the Agreement and the Closing Date an income statement of the Business, setting forth in each case in comparative form the figures for the then current month, and the figures for the corresponding period in the previous fiscal year. Each such income statement shall be substantially in the form of the Business Income Statements and Interim Business Income Statements set forth on Schedule 3.03.

VI.  ADDITIONAL AGREEMENTS

     6.01 Tax Matters. The Buyer shall pay all the expenses relating to (a) all sales, use and transfer Taxes arising out of the transactions contemplated by this Agreement; and (b) all transfer, conveyance, filing, recording, stamp and any similar Tax, fee or duty (including, without limitation, any notarial fee regarding such transfer and any expense related thereto, including but not limited to internal revenue stamps and registry vouchers) arising out of or in connection with the Owned Real Property or other real property, the transfer of which is effected pursuant to this Agreement and any related agreements. The Seller shall use its commercially reasonable efforts to cooperate fully with the Buyer in the Buyer's efforts to obtain a grant of Tax exemption or any applicable Tax benefits with respect to the Business or the Acquired Assets.

     6.02 Tax Certificates. On or before the Closing, each Seller Entity that is transferring a United States real property interest within the meaning of
Section 897 of the Code shall provide the Buyer with a certificate in accordance with Treasury Regulation 1.1445-2 stating that such Seller Entity that is transferring a United States real property interest within the meaning of
Section 897 of the Code is not a foreign person. With respect to the Acquired Assets located in the Commonwealth of Puerto Rico, on or before the Closing, the Seller shall provide the Buyer with a Negative Debt Certificate issued by the Center for the Collection of Municipal Revenue. The relevant Seller Entity(ies) shall also provide the Buyer with a letter representing that it is engaged in a trade or business in Puerto Rico, and thus, that it is not subject to withholding taxes under Section 1150 of the Puerto Rico Internal Revenue Code of 1994, in accordance with Article 1152-2 of the Regulations thereunder.

     6.03 Proration of Taxes and Utilities. Real estate (immovable) and personal (movable) property Taxes relating to the Business and the Acquired Assets for the year of the Closing assessed by any taxing authority shall be prorated on a daily basis as of the Closing Date. If the Closing Date occurs before the Tax rate is fixed for the current year, the apportionment of the Taxes shall be upon the basis of the Tax rate for the preceding year applied to the latest assessed valuation, but any difference between the ad valorem Taxes actually paid and the amount used in determining the proration shall be recomputed and adjusted between the Parties upon receipt of written evidence of the payment thereof. If the ad valorem Taxes actually paid exceed the amount used in determining the proration, the Seller shall remit to the Buyer the difference between the amount of such Taxes allocated to the Seller pursuant to such proration and the amount of such Taxes allocable to the Seller based upon the actual amount of Taxes paid, and if the ad valorem Taxes actually paid is less than the amount used in determining the proration, the Buyer shall remit to the Seller the difference between the amount of such Taxes allocated to the Seller pursuant to such proration and the amount of such Taxes allocable to the Seller based upon the actual amount of Taxes paid. If the Buyer or the Seller should subsequently receive any refund of such real estate or personal property Taxes, such refund shall be similarly apportioned and the Party receiving such refund shall remit to the other its proportionate part thereof. All municipal or utility charges, water rates, water meter charges, sewer charges, costs of fuel and like charges with respect to the operation of the Business and the Acquired Assets shall be apportioned as of the Closing Date based on meter readings taken on such date or, if meter readings are not taken on such date such other reasonable allocation as is appropriate under the circumstances. Real estate (immovable) and personal (movable) property Taxes relating to the Business and the Acquired Assets for years prior to the year of Closing shall be paid by the Seller regardless of whether the assessment is made after Closing Date.

     6.04 Covenant Not to Compete.

     (a) The Seller acknowledges that the Buyer would be irreparably damaged if the trade secret, confidential and/or proprietary information of the Seller relating to the Business were disclosed or utilized on behalf of any person which is in competition in any respect, directly or indirectly, with the Buyer or the Business. The Seller further acknowledges that the covenants and agreements contained in this Section 6.04 are a material part of this Agreement, and that, without such covenants and agreements, the Buyer would not furnish to the Seller the consideration for which this Agreement provides. In furtherance of this Section 6.04 and to secure the interests of the Buyer hereunder, the Seller hereby covenants and agrees that, except as otherwise expressly provided herein, from and after the Closing Date and until the second annual anniversary of the Closing Date, neither the Seller nor any of its Affiliates will: (i) in any geographic area in which Buyer or the Business conducts its business on the date hereof, engage in a business which competes with the Business (a "Competing Business") in any manner, directly or indirectly, including, without limitation:
(A) soliciting any customer of the Buyer or the Business to purchase any Cotton Products of the Business from anyone other than the Buyer or the Business; and
(B) assisting any person in any way to do, or attempt to do, anything prohibited by the foregoing, whether by the ownership, control, management, operation or financing of such person; (ii) solicit or recruit for hire other than through general advertising any employees or persons who have worked for the Seller or the Business within one (1) year prior to the Closing Date, who were hired by the Buyer on the Closing Date, and who were not terminated by the Buyer prior to the time of such solicitation or recruitment, or (iii) interfere with or attempt to disrupt relationships, contractual or otherwise, between the Buyer, as successor to the Business, and any of its employees, agents, suppliers or contractors. Notwithstanding the foregoing: (x) the Seller and its Affiliates shall be permitted to become the registered or beneficial owner of (A) up to 5% of any class of capital stock of a Competing Business publicly traded on any nationally recognized stock exchange, provided that the Seller or such Affiliate does not actively participate in the business of such corporation or (B) any Competing Business which in the then most recent fiscal year earned no more than one-third of its revenues from the sale of Cotton Products; provided that within nine (9) months of the closing of any such transaction, Seller or such Affiliate divests the portion of such Competing Business relating to the sale of Cotton Products; and (y) the Seller and its Affiliates shall be permitted to sell the Bulk Products. For purposes of this Agreement, the term "Bulk Products" shall refer to bulk irregular cotton swabs identified on Schedule 1.01(b).

     (b) In furtherance of this Section 6.04 and to secure the interests of the Buyer hereunder, the Seller covenants and agrees that, except as otherwise provided herein, from and after the Closing Date, neither the Seller nor any of its Affiliates will use for its benefit or disclose to any person, any proprietary information relating to the Business (but only to the extent to which it relates to the Business) not obtained or developed by the Seller or any of its Affiliates outside of the Business unless such proprietary information
(i) is, at the time such use first commences, part of the public domain through no action of the Seller or its Affiliates; (ii) was already or becomes known to the Seller or its Affiliates other than through the Business; (iii) is disclosed to the Seller or its Affiliates by a third party who is not in breach or default of any confidentiality obligation to the Buyer; (iv) is independently discovered or developed by the Seller or its Affiliates; (v) is required to be disclosed by law, rule, regulation or order applicable to the Seller or its Affiliates, in response to any subpoena or other legal process or in connection with any litigation to which the Seller or its Affiliates is a party; or (vi) as it relates solely to the financial performance of the Business, is being disclosed to existing or prospective financing sources in the ordinary course of business.

     (c) The Seller acknowledges and agrees that if the Seller or any one or more of its Affiliates breaches any provision of this Section 6.04, any remedy at law would be inadequate and that the Buyer, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance and temporary or permanent injunctive and other equitable relief to prevent or restrain a breach of this Section 6.04 or to enforce the provisions hereof, without the necessity of proving actual damage and without the necessity of posting bond or other security. The Seller agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees and all costs of court) incurred by the Buyer in connection with the enforcement of this Section 6.04 if the Buyer prevails, and the Buyer agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees and costs of court) incurred by the Seller in connection therewith if the Seller or any of its Affiliates prevails.

     (d) The Seller and the Buyer  intend that the  provisions  of this  Section
6.04 be enforced to the fullest extent permissible under the Laws applied in each jurisdiction in which enforcement is sought. The Seller and the Buyer agree that, if any covenant or provision of this Section 6.04, or a portion thereof, is found to be invalid, void, illegal, or incapable of being enforced, in whole or in part, by reason of any rule of law or public policy, such covenant or provision or portion thereof shall be deemed severable from the remainder of this Section 6.04, which shall remain independent and enforceable. Furthermore, the Seller and the Buyer agree that, if any provision of this Section 6.04, or any part hereof, shall be held by a court of competent jurisdiction to be invalid or unenforceable, this Section 6.04 shall be amended to revise the scope of such provision, to make it enforceable to the fullest extent permitted by applicable Law, if possible, or to delete such provision or such part, such revision or deletion to apply only with respect to the operation of this Section
6.04 in the jurisdiction of such court.

     6.05 Environmental Covenants. The Seller agrees that prior to the Closing Date it shall take all commercially reasonably steps to transfer to the Buyer all assignable Environmental Permits, as defined in Section 3.16, and assist the Buyer in obtaining non-assignable Environmental Permits. The Buyer agrees that until the fifth anniversary of the Closing Date it shall not perform, or prompt or instigate any Governmental Authority or other person to perform, any invasive subsurface environmental testing on any of the Owned Real Property or the Leased Property, unless (A) necessary (as reasonably determined by the Buyer) to investigate any known condition or conditions which could give rise to liability under Environmental Law which such conditions have been disclosed by the Seller,
(B) required by any Environmental Law reasonably necessary to mitigate any potential sanction under any Environmental Law, as reasonably determined by the Buyer, (C) required by any Governmental Authority or any binding judicial or administrative decision relating to health, worker protection, the environment, or a community's right to know, (D) required to defend Buyer against any Environmental Claim, as reasonably determined by the Buyer, (E) required by any third party doing business with the Buyer (including, without limitation, landlords, mortgagees, parties loaning (or proposing to loan) funds to the Buyer, parties making (or proposing to make) an equity investment in the Buyer, any purchaser or potential purchaser of all or any part of any parcel of the Owned Real Property or any subtenants, sublessees, or assignees of all or any part of any parcel of the Leased Property), as reasonably determined by the Buyer or (F) all or any part of the Owned Real Property is sold or otherwise conveyed to a party that is not an Affiliate of the Buyer, at which time the Buyer's obligation under this sentence shall cease as to that part of the Owned Real Property that is sold or otherwise conveyed.

     6.06 Employee Matters. (a) The Seller has provided the Buyer reasonable access to the Business Employees for the purpose of interviewing such employees for possible employment following the Closing. The Buyer has notified the Seller (the "Proposed Employment Offer Notice") of the names of the Business Employees to be offered employment with the Buyer, and their respective salary or wage rates, bonus opportunities and benefits. The Proposed Employment Offer Notice reflects that the Buyer is to offer employment to ninety percent (90%) or more of the salaried Business Employees and to ninety percent (90%) or more of the hourly Business Employees. It is hereby expressly acknowledged and agreed by the Parties that the Buyer shall have no obligations whatsoever to the Seller for any Business Employees to whom the Buyer has not extended offers of employment, nor for any actions taken by the Seller as to any Business Employees who may have claims with regard to such actions by the Seller, except as provided in
Section 10.05(e) hereof. Effective as of the Closing Date, the Seller shall terminate from the Business all Business Employees who are not offered employment by the Buyer. The Buyer acknowledges and agrees that in no event will the Buyer fail to offer employment at any single site to thirty-three percent (33%) or more of the employees or fifty (50) or more employees. Also, the Buyer acknowledges and agrees that it will offer employment, effective as of the first day following the Closing Date, to all of the Business Employees listed on the Proposed Employment Offer Notice at salary or wage rates, bonus opportunities and benefits not different than those stated for the respective Business Employee on the Proposed Employment Offer Notice. Should the Buyer fail to offer employment, effective as of the first day following the Closing Date, to all of the Business Employees set forth in the Proposed Employment Offer Notice at salary or wage rates, bonus opportunities and benefits not different than those set forth for the respective Business Employee in the Proposed Employment Offer Notice, the Parties acknowledge and agree that the Seller shall, in addition to any other rights under this Agreement, have the right to terminate this Agreement at any time prior to the Closing.

     (b) The Buyer expressly acknowledges and agrees that at Closing the Buyer shall assume the Collective Bargaining Agreement. Employment by the Buyer of those Business Employees who are covered by the Collective Bargaining Agreement shall be on terms and conditions consistent with such Collective Bargaining Agreement or such other terms and conditions as agreed to by Buyer and the applicable union.

     (c) The Seller shall be responsible for, and shall indemnify and hold Buyer harmless against and in respect of any liability, loss, claim, damage, expense or deficiency (including attorneys' fees and costs) that arises under the Worker Adjustment and Retraining Notification Act ("WARN") or other similar statutes or regulations of any jurisdiction ("WARN Liabilities") on account of actions taken by the Seller on or before the Closing Date. The Buyer shall be responsible for, and shall indemnify and hold the Seller harmless against and in respect of WARN Liabilities on account of, actions taken by the Buyer after the Closing Date. The Seller expressly acknowledges and agrees that the Seller shall be solely responsible for the payment of all severance obligations, if any, incurred with respect to any Business Employees who are not offered employment by the Buyer. The Buyer expressly acknowledges and agrees that it will take all necessary steps such that there are no WARN Liabilities incurred as a result of the transactions contemplated by this Agreement.

     (d) Effective as of the Closing, the Buyer shall assume and become the sponsoring employer of: (i) the Megas Beauty Care, Inc. Union Employee Retirement Plan (the "Union Plan"), in which the participants consist solely of Business Employees whose terms and conditions of employment are governed by the Collective Bargaining Agreement; and (ii) the Megas Beauty Care, Inc. Incentive Savings Plan and the Megas Beauty/St. Louis Employee Savings Plan (the "401(k) Plans") and shall enter into an Assumption and Substitution Agreement with respect thereto. In the event that the Buyer and the Seller agree prior to the Closing Date that the Buyer should not assume either or both of the 401(k) Plans, they agree to work together to effect a transfer of assets from either or both of such 401(k) Plans to a 401(k) plan or plans maintained or established by the Buyer in a manner that satisfies the requirements of Section 414(l) of the Code. The Seller shall cooperate with the Buyer post-Closing in obtaining and providing to the Buyer such information as is necessary for the preparation of the annual information return, Form 5500, and any required financial statement for the Union Plan for the plan year in which the Closing occurs.

     (e) Effective as of the Closing, the Buyer shall establish a trust qualified under Section 501(a) of the Code, and, as soon as practicable following the Closing, (i) the Seller shall cause the trustee of the trust that currently holds the assets of the Union Plan (the "Master Trust") to transfer or otherwise pay to the trust so established by the Buyer in cash all of the assets of the Union Plan (as determined by such trustee in accordance with its books and records maintained for the purpose of providing separate accounting for the assets of each plan participating in the Master Trust) reduced by the allocable share of all fees and expenses incurred by the Union Plan to the date of transfer and (ii) on the Closing Date, the Seller shall pay to the Buyer an amount in cash equal to $158,172. The Buyer and the Seller agree to take any and all action, including the filing of any documents required by Federal law, necessary to facilitate such transfer of assets.

     6.07 The Buyer's Financing. The Buyer has provided to the Seller a commitment letter from the Buyer's financing sources in the form attached hereto as Exhibit V (the "Final Commitment Letter"). The Buyer agrees that in the event that its financing sources default under the Final Commitment Letter, the Buyer will use commercially reasonable efforts (including, without limitation the expenditure of reasonable attorneys fees and expenses) to seek any recoverable damages and equitable relief from such financing sources as a result of the financing sources' default.

     6.08 The Promotional Obligations. (a) The Buyer and the Seller hereby expressly covenant and agree that, if the Promotional Obligations shall not have been satisfied in their entirety by the Seller by the time of the Closing, the Seller shall be responsible only for the actual aggregate customer deductions for such Promotional Obligations not satisfied by the time of the Closing which are in excess of the reserves therefore on the Statement or the Final Statement, as applicable. To the extent to which the actual aggregate customer deductions relating to such Promotional Obligations is less than the reserves therefor on the Statement or the Final Statement, as applicable, the Buyer shall pay to the Seller the amount of such difference. The obligations of the Seller and the Buyer hereunder shall be for a period of twelve (12) months following the Closing. At such time as the reserve therefor on the Statement or the Final Statement, as applicable has been reduced to zero, and on a monthly basis thereafter until the expiration of the twelve (12) month period hereunder, the Buyer shall provide the Seller with an invoice detailing in a reasonable manner the deductions relating to such Promotional Obligations and any excess over the reserve due to the Buyer from the Seller. The Seller shall pay such invoice within ten (10) days of receipt. Within ten (10) days of the expiration of the twelve (12) month period hereunder, the Buyer shall provide the Seller with an accounting of any remaining amount of the reserves, together with payment to the Seller of such amount.

     (b) In the event of a dispute relating to any Promotional Obligation, whether raised by the Seller or by a customer, the Seller shall have the exclusive right to resolve such dispute with the customer. In connection with any such dispute, the Buyer shall provide the Seller with reasonable access to all records and information concerning such Promotional Obligation. The Seller shall be entitled to dispute any Promotional Obligation with any customer, provided that such dispute will not have a material adverse effect on the Buyer. Any provision of this Section 6.08 to the contrary notwithstanding, the Seller shall not be permitted to delay any payments owing to the Buyer pursuant to this Section on account of any disputes between the Seller and any customer relating to any Promotional Obligations; should the Seller be successful in resolving in its favor any such dispute with a customer and the customer pays such disputed Promotional Obligation to the Buyer, the Buyer shall be obligated to return to the Seller such disputed amounts received by the Buyer, provided that no amounts are owed by the Seller to the Buyer pursuant to this Section 6.08.

     6.09 The Transition Services Agreement. The Parties expressly acknowledge and agree that, in order to ensure an effective transition of the Business to the Buyer, it will be necessary for the Buyer and ASR, on the Closing Date, to enter into an agreement pursuant to the terms of which ASR shall provide to the Buyer certain transition services from and after the Closing Date. Accordingly, ASR and the Buyer hereby expressly covenant and agree, effective as of the Closing Date, to enter into an agreement substantially in the form attached hereto as Exhibit J (the "Transition Services Agreement"). ASR agrees to use its best efforts to cooperate with the Buyer in order to effect the orderly transition of the Business operations contemplated by the Transition Services Agreement; provided that ASR shall not provide to the Buyer any pricing or other competitively sensitive information regarding the Business.

     6.10 Insurance. The Seller hereby expressly covenants and agrees to maintain in effect, for a period of two (2) years following the Closing Date, insurance policies of similar terms, conditions and limitations of liability to those referenced on Schedule 3.13 pertaining to product and general liability claims, to cover claims made against the Business with respect to the products which were both manufactured and sold prior to the Closing Date. The Seller hereby expressly covenants and agrees to purchase and deliver to the Buyer at Closing, at the Seller's sole cost and expense, and maintain in effect for a period of ten (10) years following the Closing Date, a single premium insurance policy in the form attached hereto as Exhibit N with policy limits of not less than Ten Million Dollars ($10,000,000) and a retention of not greater than Three Million Dollars ($3,000,000) from Indian Harbor Insurance Company (the "Environmental Insurance Policy"); such policy to name the Buyer and the lender under the Final Commitment Letter as loss payees. The Seller hereby expressly covenants and agrees that it has or will provide all information required by, requested by, or necessary for the carrier to issue the Environmental Insurance Policy. Notwithstanding any other provision of this Agreement to the contrary,
(i) the rights of the Buyer under the Environmental Insurance Policy shall not be limited in any respect by this Agreement, (ii) the rights of the Buyer under any provision of this Agreement shall not be limited in any respect by the operation of the Environmental Insurance Policy, (iii) although the Buyer may pursue recovery simultaneously under this Agreement and the Environmental Insurance Policy, the Buyer shall not be entitled to recover more than one hundred percent (100%) of its Damages arising out of the same set of facts or circumstances and (iv) to the extent the Buyer's lender recovers under the Environmental Insurance Policy for Damages of the Buyer such recovery shall be deemed a recovery by the Buyer of its Damages.

     6.11 Certain Releases. The Seller hereby covenants and agrees, upon the request of the Buyer: (i) after the execution and delivery of this Agreement, to release Michael Haverdill from the terms of any and all contractual obligations which he may have with the Seller or any of the Seller's Affiliates, it being expressly understood that, if the Closing does not occur, such release shall be only for the time period prior to the date the Agreement is terminated, and that until the Closing Date, such release shall only be effective with respect to the Buyer; and (ii) to release Scott Schaefer from the terms of any and all contractual obligations which he may have with the Seller or any of the Seller's Affiliates, it being expressly understood that such release shall be contingent upon the extension and acceptance by Scott Schaefer of an offer of employment by the Buyer.

     6.12 Investigations by Government Authorities. The Buyer and the Seller covenant and agree to promptly notify the other Party of such Party's receipt of any complaint or claim filed by or with, or any investigation initiated by, any Government Authority relating to transactions contemplated by this Agreement and to provide the other Party with a copy thereof. The Buyer and the Seller further covenant and agree to use their respective best efforts to assist the other Party in the defense or investigation thereof and shall promptly send to the other Party copies of any documents received by such Party which relate thereto. If any such complaint, claim or investigation is commenced, the termination date of this Agreement (set forth in Section 9.01(g) hereof) and the provisions of
Section 5.09 hereof shall be extended for a period of time equal to the number of days comprising the period of time from the date such complaint, claim or investigation commenced until the date it is finally resolved, but in no event later than March 31, 2002. Upon resolution of any such complaint, claim or investigation which constitutes a Material Adverse Effect, either the Seller or the Buyer may terminate this Agreement. If after Closing any federal or state governmental agency of the United States or another country determines that this Agreement is in violation of the antitrust laws enforced by such agency, the Buyer will use good faith efforts to negotiate a consent decree with such agency that does not include rescission of this Agreement before the agency orders (by consent or otherwise) rescission of this Agreement. The Seller agrees that after Closing it shall not prompt or instigate any Governmental Authority to investigate the Buyer or the Business, unless required of the Seller by Law, or required of the Seller to defend itself or required of the Seller to mitigate or avoid liability or damages that could be sought from the Seller.

     6.13 Review Period. The Buyer has notified the Seller, in writing, of such objections as Buyer may have to any exception contained in the title commitments or matter shown on the surveys obtained by the Buyer and covering the Owned Real Property and/or the Leased Property. Any exceptions or matters not objected to by the Buyer in writing prior to the date hereof shall be deemed waived by the Buyer and shall be deemed Permitted Encumbrances. The Seller shall have the option to (a) cure, remove, provide for the satisfaction of, or provide for a title company's insurance over any such objections; provided that if all objections made by the Buyer can be satisfied solely by the payment of a sum of less than $25,000, the Seller shall be responsible to effectuate such cure, or
(b) in the event that all of the Buyer's objections cannot be satisfied by the payment of less than $25,000 or cannot be reasonably cured within the "Title Cure Period" (defined hereinbelow), the Seller will advise the Buyer in writing on or before the end of the Title Cure Period of such fact or facts, and the Buyer will have the option, to be exercised within five (5) business days after receipt of the Seller's notice, to either waive such objections and proceed to the Closing, whereupon such waived title objections shall also be deemed Permitted Encumbrances, or terminate this Agreement, and neither Party hereto shall have any further obligations one to the other hereunder, except for the indemnities or provisions expressly stated to survive the termination of this Agreement. If the Buyer's objections (which may not include Permitted Encumbrances or Assumed Liabilities) cannot be cured or removed by the Closing Date, the Seller may at its option have the right to adjourn the Closing Date for a period of up to sixty (60) days to attempt to cure or remove such exceptions or defects (the "Title Cure Period"). In the event the Seller, using diligent, good faith efforts, does not cure such matters prior to the Closing or prior to the expiration of the Title Cure Period, if applicable, and such matters materially adversely affect the related property or have a Material Adverse Effect, the Buyer shall have the right to either (1) terminate this Agreement and neither Party hereto shall have any further obligations one to the other hereunder, except for the indemnities or provisions expressly stated to survive in this Agreement, or (2) waive such title objections and proceed to the Closing, whereupon such waived title objections shall also be deemed Permitted Encumbrances.

     6.14 The Trademark Licenses. With respect to the Retained Intellectual Property identified on Schedule 6.14 hereto (the "Licensed Trademarks"), the Buyer and certain of the Seller Entities shall, on the Closing Date, enter into trademark licenses pursuant to which such Seller Entities shall license the Licensed Trademarks to the Buyer (the "Trademark Licenses"). The Trademark Licenses shall be substantially in the form attached hereto as Exhibit K hereto.

     6.15 [INTENTIONALLY OMITTED]

     6.16 Termination of Confidentiality Obligations. The Parties hereby expressly acknowledge and agree that, upon the consummation of the transactions contemplated by this Agreement at the Closing, any and all confidentiality obligations of the Buyer or any of its Affiliates with respect to the Acquired Assets and the Assumed Liabilities pursuant to Section 5.02(b) of this Agreement or the Confidentiality Agreement shall terminate.

     6.17 The Puerto Rico Lease. With regard to the lease for the Leased Property in the Commonwealth of Puerto Rico (the "Puerto Rico Lease"), the Parties hereby expressly acknowledge and agree that: (i) the Seller shall assign the Puerto Rico Lease to the Buyer or its designated Affiliate on or prior to the Closing; (ii) the Parties shall use their respective best efforts to obtain the consent of the landlord to the assignment of the Puerto Rico Lease (the "Puerto Rico Consent") at the lowest cost practicable; (iii) should the Parties be unable to obtain the Puerto Rico Consent, such that the Buyer shall be evicted the premises, the Seller shall indemnify the Buyer against any and all Damages, as hereinafter defined, resulting from such eviction; and (iv) should the Buyer or its Affiliate be required to enter into a new lease with the existing landlord at an aggregate rental rate which is higher than that currently payable under the terms of the Puerto Rico Lease, the Seller shall reimburse the Buyer or its Affiliate for the amount of such difference during such period of time which corresponds to the balance of the current term under the Puerto Rico Lease, excluding any renewals or extensions thereof; provided that, in no event shall the Seller be obligated to make payments to the Buyer under this Section 6.17 in excess of $75,000 in the aggregate. The Buyer acknowledges and agrees that failure to obtain the Puerto Rico Consent shall not be a breach of this Agreement by the Seller. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation, Article X hereof, the remedies provided in this Section 6.17 shall be the Buyer's exclusive remedy for the subject matter set forth in this Section 6.17.

     6.18 Treatment of Bulk Products. With respect to the Bulk Products, the Parties hereby acknowledge and agree that: (i) the Bulk Products, in such form as they exist at the time of the Closing, shall constitute Excluded Assets of which the Seller shall retain the ownership following the Closing; (ii) the Seller shall bear any and all of the costs associated with the warehousing of the Bulk Products; (iii) for a period of six (6) months following the Closing and to the extent the Buyer has the man power capability to repackage and ship such Bulk Products, the Buyer shall repackage and/or ship the Bulk Products pursuant to the prior written instructions of the Seller; (iv) the Seller shall be solely responsible for the freight costs and expenses associated with such shipment by the Buyer of the Bulk Products; and (v) any costs or expenses associated with any additional repacking or repackaging of the Bulk Products to be shipped by the Buyer shall be charged by the Buyer, at cost, to the Seller.

     6.19 Tax Credit Agreement. With respect to that certain Tax Credit Agreement (herein so called), Tax Credit Authority No. ECDD 97-65, dated August 11, 1998, by and between the State of Ohio, Tax Credit Authority and Megas, the Seller hereby expressly agrees to use its best efforts: (a) within thirty (30) days after the date of this Agreement, to deliver to the Buyer an original Release of the Tax Credit Agreement executed on behalf of Megas in form and substance reasonably acceptable to the State of Ohio and the Buyer; and (b) thereafter, to cooperate in good faith with the Buyer and assist the Buyer in its efforts to negotiate and execute a new Tax Credit Agreement between the Buyer (or its Affiliate) and the State of Ohio.

     6.20 Enterprise Zone Contract. With respect to that certain Enterprise Zone Contract dated as of August 1, 1977, by and between the City of Cleveland and Megas (the "Enterprise Contract"), the Seller hereby expressly agrees to use its best efforts: (a) within forty-five (45) days after the date of this Agreement, to deliver to the Buyer a written Consent to Assignment executed on behalf of the City of Cleveland, Ohio, and in form and substance reasonably acceptable to the Buyer, which consent approves in all respects the assignment of the Enterprise Contract from Megas to the Buyer or an Affiliate of the Buyer; and
(b) within five days after the Buyer's receipt of such consent, to deliver to the Buyer an original Assignment of Enterprise Zone Contract, in form and substance reasonably acceptable to the Buyer, executed on behalf of Megas in favor of the Buyer or an Affiliate of the Buyer.

     6.21 Nogales Sublease Additional Rent. In the event the Buyer, or its Affiliate, does not elect to extend the term of that certain Sublease dated September 29, 1999 by and between Collectron International Management, Inc., as lessor ("Collectron"), and Megas, as lessee, covering real property and improvements located at Calle Jesus Garcia No. 6, Nogales, Sonora, Mexico (the "Sublease"), as provided in that certain letter amendment (the "Letter Amendment") to the Sublease to be dated November 2001, Seller will timely pay the additional rent in the amount of $38,871.60 required under the Letter Amendment in the manner provided in the Letter Amendment. The obligation of Seller to timely pay the additional rent as provided herein shall survive the Closing.

     6.22 [INTENTIONALLY OMITTED]

     6.23 Certain Landlord Lien Waivers. On or before thirty (30) days following the Closing, the Seller shall use its commercially reasonable efforts to deliver to the Buyer a Landlord Lien Waiver in the form attached hereto as Exhibit G-2 from the landlord under the Puerto Rico Lease and from the landlord of the property in Ciudad Acuna, Mexico where certain property, plant and equipment constituting the Acquired Assets is located.

     6.24 The Puerto Rico Grant. With respect to the grant of the Industrial Tax Exemption issued to Megas PR, Case No. 00-135-I-116 (the "Puerto Rico Grant"), the Seller shall take such actions and use its commercially reasonable efforts to cooperate fully with the Buyer in the Buyer's efforts to obtain the transfer of such Puerto Rico Grant to the Buyer, including, but not limited to, the execution and filing of any joint applications with the Puerto Rican Office of Industrial Tax Exemption, the issuance or provision of any other consents, instructions or information, and the taking of any actions necessary to achieve such transfer.

VII. CONDITIONS TO OBLIGATIONS OF THE SELLER

     7.01 Conditions. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Seller):

     (a) Representations and Warranties. The representations and warranties made by the Buyer in this Agreement that are qualified as to materiality shall be true, correct and complete as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, and the representations and warranties of the Buyer in this Agreement that are not so qualified shall be true, correct and complete in all material respects as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date.

     (b) Performance. The Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Buyer at or prior to the Closing.

     (c) Compliance Certificate. The Buyer shall have delivered to the Seller a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Buyer, certifying the fulfillment of the conditions specified in Subsections 7.01(a) and 7.01(b) hereof.

     (d) No Injunction. On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

     (e) Execution of Documents. The Seller shall have received the Buyer Related Instruments, in each case, duly executed by each Party thereto (other than the Seller).

     (f) Consents. The Seller shall have obtained all authorizations, consents and approvals of all Government Authorities and all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement as set forth on Schedule 7.01(f)(i). The Buyer shall have obtained all authorizations, consents and approvals of all Government Authorities and all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement as set forth on Schedule 7.01(f)(ii).

     (g) Opinion of Counsel. The Buyer shall have delivered to the Seller an opinion of legal counsel to the Buyer, dated the Closing Date, substantially in the form of Exhibit L hereto.

     (h) The Cleveland Agreement. The Cleveland Agreement shall have been executed and delivered by the parties thereto and become binding in accordance with its terms.

VIII. CONDITIONS TO OBLIGATIONS OF THE BUYER

     8.01 Conditions. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Buyer):

     (a) Representations and Warranties. The representations and warranties made by the Seller in this Agreement that are qualified as to materiality shall be true, correct and complete as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, and the representations and warranties of the Seller in this Agreement that are not so qualified shall be true, correct and complete in all material respects as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date. The Parties expressly acknowledge and agree that the term "material" for purposes of the previous sentence shall be determined solely by reference to the Business.

     (b) Performance. The Seller shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Seller at or prior to the Closing.

     (c) No Material Adverse Effect. There shall not have been, since the date of this Agreement, any event or occurrence which has had or would reasonably be expected to result in a Material Adverse Effect, and the Seller shall not have sustained any loss or damage to the Acquired Assets or the Business that materially affects its ability to operate the Business in the ordinary course of business or the ability of the Buyer to operate the Business after the Closing.

     (d) Compliance Certificate. Each of the Seller Entities shall have delivered to the Buyer a certificate, dated the Closing Date, executed by a duly authorized officer of such Seller Entity, certifying the fulfillment of the conditions specified in Subsections 8.01(a), 8.01(b) and 8.01(c) hereof.

     (e) No Injunction. On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

     (f) Execution of Documents. The Buyer shall have received the Seller Related Instruments, in each case, duly executed by each Party thereto (other than the Buyer).

     (g) [INTENTIONALLY OMITTED]

     (h) Consents. The Seller shall have obtained all authorizations, consents and approvals of all Government Authorities and all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement, as set forth on Schedule 7.01(f)(i). The Buyer shall have obtained all authorizations, consents and approvals of all Government Authorities and all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement as set forth on Schedule 7.01(f)(ii).

     (i) Transfer of Acquired Assets. At the Closing, the Seller shall deliver to the Buyer all Acquired Assets, including, without limitation, all Contracts and Intellectual Property, sold pursuant to this Agreement.

     (j) [INTENTIONALLY OMITTED]

     (k) Opinion of Counsel. The Seller shall have delivered to the Buyer an opinion of legal counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit M hereto.

     (l) Survey. The Buyer shall have received a copy of a current ALTA lender's survey of each Owned Real Property addressed to the Buyer and the title insurance company, signed and certified by a licensed professional engineer or registered surveyor, bearing current date, registration number and seal and sufficient for title insurance companies to delete the standard survey exception from the title insurance policies.

     (m) Title Insurance Policies. A title insurance company reasonably satisfactory to the Buyer shall be unconditionally committed to issue to the Buyer at the Closing, at the expense of the Buyer, an owner's policy (or leasehold policy, as applicable) of title insurance with respect to each Acquired Asset which is real property or an interest in real property other than the Puerto Rico Lease, with extended coverage and other customary endorsements, subject only to the Permitted Encumbrances and Assumed Liabilities (to the extent applicable to each such Acquired Asset).

     (n) Leases. The Seller shall have obtained the waivers, consents and estoppel certificates of any landlord for any property leased from a third party set forth on Schedule 8.01(n) to the assignment of any such lease to the Buyer at the Closing in form and substance reasonably satisfactory to the Buyer.

     (o) Indebtedness. The Seller shall have provided to the Buyer evidence, in form and substance reasonably satisfactory to the Buyer, that all Encumbrances on the Acquired Assets (other than Permitted Encumbrances or Assumed Liabilities) have been terminated or otherwise discharged.

     (p) The Trademark Licenses. The Buyer and the relevant Seller Entities shall have entered into the Trademark Licenses.

     (q) Funding. At the Closing, the Buyer's debt financing sources fund in accordance with the Final Commitment Letter.

     (r) The Pomfret Lease. The Buyer shall have entered into a written lease agreement with the landlord of the Leased Property located in Pomfret, Connecticut, substantially in the form attached hereto as Exhibit Q (the "Pomfret Lease").

     (s) The Collectron Agreement. The Buyer shall have entered into an agreement with Collectron International Management, Inc., an Arizona corporation, substantially in the form attached hereto as Exhibit S (the "New Collectron Agreement").

     (t) The Cleveland Lease Amendment. The Buyer shall have entered into an amendment of the lease for the Leased Property in Cleveland, Ohio (the "Cleveland Lease") with the landlord under the Cleveland Lease, substantially in the form attached hereto as Exhibit T (the "Cleveland Lease Amendment").

     (u) The Cleveland Agreement. Each of ASR, Megas, the Buyer and the landlord under the Cleveland Lease (Weston Property Investments III, Ltd. and Weston Design/Build, Inc.) shall have entered into an agreement relating to, among other things, the repairs of the roof of the building that is the subject of the Cleveland Lease, in the form attached hereto as Exhibit U (the "Cleveland Agreement); and the Cleveland Agreement shall have become binding in accordance with its terms.

IX.  TERMINATION, AMENDMENT AND WAIVER

     9.01 Termination. This Agreement may, without the need of judicial, arbitral or other resolution or declaration, be terminated and the transactions contemplated hereby may be abandoned:

     (a) at any time, by mutual written agreement of the Buyer and the Seller;

     (b) by the Buyer, in writing: if any of the conditions to the obligations of the Buyer contained in Section 8.01 of this Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

(c) by the Seller, in writing, if any of the conditions to the obligations of the Seller contained in Section 7.01 of this Agreement, shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

     (d) by either Party, in writing, if the other Party breaches the confidentiality obligations set forth in Section 5.02(b);

     (e) by the Seller, in writing, pursuant to Section 6.06(a) hereof;

     (f) by the Buyer, in writing, pursuant to the provisions of Section 1.06 hereof; or

     (g) at any time after December 31, 2001, by the Buyer or the Seller, in writing, if the Closing shall not have occurred for any reason, other than a breach of this Agreement by the terminating Party.

     9.02 Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.01 hereof, this Agreement shall be of no further force or effect, except that the obligations provided for in Section 10.01 and the last sentence of Section 6.07 hereof, the confidentiality provision contained in Section 5.02 hereof and the Confidentiality Agreement referred to in said Section shall survive any termination of this Agreement. In the event of the termination of this Agreement pursuant to Section 9.01 hereof as a result of a breach of this Agreement, nothing in this Agreement shall prejudice the ability of the non-breaching Party from seeking damages from any other Party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     9.03 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties hereto. Any failure of a Party to comply with any term or provision of this Agreement may be waived by the other Party at any time by an instrument in writing signed by or on behalf of such other Party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

X. FEES AND EXPENSES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES; AND INDEMNIFICATION

     10.01 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated pursuant hereto, the Buyer, on the one hand, and the Seller, on the other hand, shall pay all fees and expenses respectively incurred by them or on their behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby. The Buyer shall pay any costs to retitle or transfer the Acquired Assets.

     10.02 Survival of Representations and Warranties and Covenants. (a) The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing and shall terminate upon the expiration of the period as set forth below; provided, that such representations and warranties shall survive as to any claim properly made prior to the termination of such period until such claim is fully paid or otherwise resolved by the Parties hereto or by a court of competent jurisdiction; and provided further, that it is specifically understood that the expiration of any survival period or the exhaustion of any indemnity hereunder shall not have the effect of or be construed as an assumption by the Buyer or any of its Affiliates of any liability of the Seller, the Buyer having agreed to assume only the Assumed Liabilities.

          (i) The representations and warranties set forth in Section 3.09 (Employee Benefit Plans) shall survive until the expiration of thirty (30) days following the expiration of the applicable statute of limitations with respect to the matters set forth in such Section.

          (ii) The representations and warranties set forth in Section 3.16 (Environmental Matters) shall survive until the fifth anniversary of the Closing Date.

          (iii)The representations and warranties set forth in Section 3.19 (Taxes) shall survive until thirty (30) days after the date on which the last applicable limitation period under applicable Tax Laws expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to Tax matters.

          (iv) The representations and warranties set forth in Section 3.01 (Organization and Authority), Section 3.06 (Title to Acquired Assets) and Section 4.01 (Organization and Authority) shall survive indefinitely the Closing hereunder.

          (v) All other representations and warranties shall survive until the second anniversary of the Closing Date.

     (b) Any provision of this Agreement to the contrary notwithstanding, the Parties expressly acknowledge and agree that: (i) any covenants entered into pursuant to this Agreement which by their express terms may be fully performed prior to the Closing shall survive only until the second anniversary of the Closing Date; and (ii) any covenants entered into pursuant to this Agreement which by their express terms cannot be fully performed prior to the Closing shall survive for a period of time equal to thirty (30) days after such period of time as is prescribed for any such covenants pursuant to the terms of this Agreement, or if no time period is prescribed herein, indefinitely.

     10.03 Indemnification Obligations of the Seller. Upon the terms and subject to the conditions of this Article X, the Seller agrees to indemnify, defend and hold harmless the Buyer and its Affiliates, managers, members, officers, employees, agents and representatives (collectively, the "Buyer Group") at any time after consummation of the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys', consultants, engineers and environmental professionals' fees and expenses (collectively, "Damages"), resulting to, imposed upon or incurred by the Buyer Group, or any one of them, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims (whether absolute, accrued, contingent or otherwise, but excluding (1) the Assumed Liabilities and
(2) any Environmental Claims (including, without limitation, any liabilities described in the last sentence of Section 1.08) written notice of which Environmental Claims are not provided to the Seller by the Buyer on or before the fifth anniversary of the Closing Date) of or against the Seller, the Business or the Acquired Assets relating to the conduct of the Business or the Acquired Assets on or before the Closing Date, existing as of the Closing Date or arising out of facts, conditions or circumstances occurring at or prior thereto, whether or not such liabilities, obligations or claims are disclosed in a Schedule to this Agreement; (b) a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement or the Seller Related Instruments or any facts or circumstances constituting such a breach and written notice of which is provided to the Seller by the Buyer within the time limits set forth in Section 10.02; provided, however, that for purposes of this Article X any such breach (but only as it relates to a breach of the representations and warranties contained in Sections 3.02(a), 3.04, 3.06(d) and 3.11 (excluding the defined term "Material Contracts") shall be determined without regard to any qualification for "immaterial" or "material" contained in the text of such representations and warranties; (c) a breach of any covenant or agreement of the Seller contained in or made pursuant to this Agreement or the Seller Related Instruments or any facts or circumstances constituting such a breach, written notice of which is provided to the Seller by the Buyer on or before the expiration of the survival period for such covenant or agreement as provided in
Section 10.02(b); (d) any intentional misrepresentation made by the Seller in connection with the transactions contemplated by this Agreement or the Seller Related Instruments; (e) any Environmental Claim asserted against the Buyer for which the Buyer may become liable, the facts or circumstances giving rise to which occurred on or before the Closing Date, (including without limitation any Claim relating to CERCLA investigation of the plant facility located in Valley Park, Missouri identified in ASR's Form 10-K) and written notice of which Claim is provided to the Seller by the Buyer on or before the fifth anniversary of the Closing Date; (f) the presence of Materials of Environmental Concern in, on, under, at or emanating from, any Acquired Asset or Leased Property or in connection with the Business on or prior to the Closing Date and written notice of which Claim is provided to the Seller by the Buyer on or before the fifth anniversary of the Closing Date; (g) any violation of Requirements of Environmental Law by the Seller or any other party, at the Leased Property, the Owned Property or any Business Facility the facts or circumstances giving rise to which occurred in whole or in part prior to the Closing Date and written notice of which Claim is provided to the Seller by the Buyer on or before the fifth anniversary of the Closing Date; (h) any liability of the Seller for Taxes arising prior to the Closing Date or related to periods prior to the Closing Date; (i) claims for COBRA coverage made by or on behalf of any current or former employees of the Seller and their qualified beneficiaries other than claims for COBRA coverage made by or on behalf of any Business Employees hired by the Buyer and subsequently terminated by the Buyer (collectively, "Claims"); and (j) pre-Closing liabilities, obligations, or claims of or against the Seller or any of Seller's Affiliates, including but not limited to Megas Beauty Care, Inc., relating to (1) that certain Tax Credit Agreement, Tax Credit Authority No. ECDD 97-65, dated August 11, 1998, by and between the State of Ohio, Tax Credit Authority and Megas Beauty Care, Inc., and (2) that certain Enterprise Zone Contract, dated as of August 1, 1977, by and between the City of Cleveland and Megas Beauty Care, Inc. If (i) the Buyer continues the Seller's pre-Closing course of conduct for a facility process of the Business and (ii) the Seller is not notified of a Claim arising out of or in connection with such course of conduct on or before the first anniversary of the Closing Date, then the indemnification by the Seller pursuant to Sections 10.03(e), (f) or (g) hereof shall be prorated based on the time period during which the process failed to comply with Environmental Laws, with the time period of noncompliance on or before the Closing Date (regardless of facility ownership) being allocated to the Seller and the time period of noncompliance after the Closing Date
(regardless of facility ownership) being allocated to the Buyer. The indemnification set forth in Sections 10.03 (f) and (g) shall include, without limitation, any and all costs incurred by any member of the Buyer Group owing to any investigation of the Leased Property or Business or any remediation, response, cleanup, removal or restoration required to comply with any requirements of Environmental Law, including, without limitation, in order to obtain a regulatory closure and the costs associated with correcting any matter that constitutes a breach of Section 3.16 and written notice of which Claim is provided to the Seller by the Buyer on or before the fifth anniversary of the Closing Date, and the costs of repairing or restoring the Acquired Assets, the Leased Property or the Business after the performance of any such corrective action or closure. This indemnification provision is expressly intended to include, and does include, any Claims or Environmental Claims arising as a result of any strict liability (including, without limitation, strict liability arising under Environmental Laws) imposed or threatened to be imposed on any member of the Buyer Group in connection with any of the indemnified events described in this Section. The right of indemnification hereunder shall not be affected, diminished or reduced as a result of any investigations made by or on behalf of the Buyer prior to the Closing Date and the Buyer may rely upon all representations and warranties made by the Seller hereunder, notwithstanding any such investigations. The Parties expressly acknowledge and agree that, although the Buyer may pursue multiple theories of recovery under this Section, the Buyer shall not be entitled to recover more than one hundred percent (100%) of its Damages arising out of the same set of facts or circumstances.

     10.04 Limitation on the Liability of the Seller. Any provision of this Agreement to the contrary notwithstanding, the liability of the Seller to indemnify the members of the Buyer Group pursuant to Section 10.03 hereof against any Damages sustained by reason of any Claim shall be limited to Claims as to which any such member of the Buyer Group has given the Seller written notice thereof on or prior to the expiration of the applicable time periods set forth in Section 10.02 hereof, whether or not any Damages have then actually been sustained. Any provision of this Agreement to the contrary notwithstanding, other than the last sentence of this Section 10.04, in no event shall the aggregate amount of the Seller's indemnity obligations pursuant to Section 10.03 exceed the amount of $4,750,000 (the "Claims Limit"). Subject to the last sentence of this Section 10.04, in no event shall the Seller be liable to the Buyer unless and until all claims for which Damages are recoverable by the Buyer under Section 10.03 exceed $100,000 (the "Basket"); provided, however, that once the level of Damages exceeds the amount of the Basket, the Buyer shall be entitled to receive only the amount of such Damages in excess of the amount of the Basket (up to the Claims Limit) and provided, further, that any Damages incurred by the Buyer as a consequence of the Seller's breach of Section 6.08 of this Agreement shall not be subject to the Basket but shall be subject to the Claims Limit. Other than with respect to (i) Damages resulting from fraud or
(ii) any rights of any member of the Buyer Group which arise under common law (other than breach of contract) or any federal, state or local statutory Law (including, without limitation, all rules, regulations, orders thereunder and all judicial and administrative interpretations thereof) which relate in any way to any environmental matters or any Materials of Environmental Concern, including, without limitation, any Environmental Claim or any violation or alleged violation at or related to the Acquired Assets and/or by the Seller, in connection with the Business, of any Environmental Laws, the remedies provided in this Article X are the Buyer's exclusive remedy against the Seller for Damages arising from or in connection with this Agreement, the transactions contemplated hereby, the Business, the Acquired Assets or the Assumed Liabilities. Anything to the contrary herein notwithstanding, the following claims shall not be subject to the Basket or the Claims Limit, claims relating to: (i) fraud, (ii) intentional or willful breach of any covenant, (iii) the representations contained in Sections 3.01 and 3.06, (iv) liabilities which are not Assumed Liabilities and (v) any breach of the covenants contained in Section 6.06(d) and (e).

     10.05 Indemnification Obligations of the Buyer. Upon the terms and subject to the conditions of this Article X, the Buyer agrees to indemnify, defend and hold harmless the Seller, its Affiliates, directors, officers, shareholders, employees, agents and representatives (collectively, the "Seller Group") at any time after consummation of the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Seller Group, or any one of them, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims (whether absolute, accrued, contingent or otherwise) relating to the conduct of the Business or the Acquired Assets and arising out of facts, conditions or circumstances occurring after the Closing Date and not described in Section 10.03; (b) a breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement or the Buyer Related Instruments or any facts or circumstances constituting such a breach provided, however, that for purposes of this Article X any such breach (but only as it relates to a breach of the representations and warranties contained in Section 4.02(a)) shall be determined without regard to any qualification for "immaterial" or "material" contained in the text of such representation and warranty; (c) a breach of any covenant or agreement of the Buyer contained in or made pursuant to this Agreement or the Buyer Related Instruments or any facts or circumstances constituting such a breach, written notice of which is provided to the Buyer by the Seller on or before the expiration of the survival period for such covenant or agreement as provided in
Section 10.02(b); (d) the Assumed Liabilities; and (e) any illegal pre-Closing employment actions or omissions of the Buyer with respect to any Business Employee (collectively, the "Seller Claims"). The Parties expressly acknowledge and agree that, although the Seller may pursue multiple theories of recovery under this Section, the Seller shall not be entitled to recover more than one hundred percent (100%) of its Damages arising out of the same set of facts or circumstances.

     10.06 Limitation on the Liability of the Buyer. Any provision of this Agreement to the contrary notwithstanding, the liability of the Buyer to indemnify the members of the Seller Group pursuant to Section 10.05 hereof against any Damages sustained by reason of any Seller Claim shall be limited to Seller Claims as to which any such member of the Seller Group has given the Buyer written notice thereof on or prior to the expiration of the applicable time periods set forth in Section 10.02, whether or not any Damages have then actually been sustained. Any provision of this Agreement to the contrary notwithstanding, other than the last sentence of this Section 10.06, in no event shall the aggregate amount of the Buyer's indemnity obligations pursuant to
Section  10.05  exceed the Claims  Limit.  Subject to the last  sentence of this
Section 10.06, in no event shall the Buyer be liable to the Seller unless and until all claims for which Damages are recoverable by the Seller under Section
10.05 exceed the Basket; provided, however, that once the level of Damages exceeds the amount of the Basket, the Buyer shall be entitled to receive only the amount of such Damages in excess of the amount of the Basket (up to the Claims Limit) and provided further that any Damages incurred by the Seller as a consequence of the Buyer's breach of Section 6.08 of this Agreement shall not be subject to the Basket, but shall be subject to the Claims Limit. Other than with respect to Damages resulting from fraud, the remedies provided in this Article X are the Seller's exclusive remedy for Damages arising in connection with this Agreement, the transaction contemplated hereby, the Business, the Acquired
Assets or the Assumed Liabilities. Anything to the contrary herein notwithstanding, the following claims shall not be subject to the Basket or the Claims Limit, claims relating to: (i) fraud, (ii) intentional or willful breach of any covenant; (iii) the representations contained in Section 4.01, (iv)
Section 10.05(d) and (v) Section 10.05(e).

     10.07 Response Action. If any investigation or monitoring or any clean-up, containment, restoration, removal or other Remediation (collectively the "Response Action") is required under any applicable Environmental Law and which involves a claim properly made by the Buyer under Section 10.03 hereof, the Seller shall either perform or cause to be performed the Response Action in compliance with Requirements of Environmental Laws, or shall promptly reimburse Buyer for the cost of such Response Action. In the event that the Seller elects to perform the Response Action, all Response Action shall be performed by one or more contractors and consulting engineers, selected by the Seller and reasonably approved in advance in writing by the Buyer, and under the supervision of a consulting engineer. The Seller shall bear responsibility for fees and expenses of the consulting engineer. Otherwise, the Buyer shall select the contractor(s) and the consulting engineer. All costs and expenses of such Response Action shall be paid either directly, or in the form of reimbursement to the Buyer, by the Seller including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the Buyer's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Response Action. In the event the Seller shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Response Action, the Buyer may cause such Response Action to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be Damages.

     10.08 Conditions of Indemnification. The obligations and liabilities of the Seller, on the one hand, and of the Buyer, on the other hand, to indemnify the Buyer Group or the Seller Group, as the case may be, with respect to claims made by third parties shall be subject to the following terms and conditions:

     (a) The indemnified party will give the indemnifying party prompt notice of any such claim, and the indemnifying party shall have the right to undertake the defense thereof, at the indemnifying party's expense, by representatives chosen by the indemnifying party and reasonably acceptable to the indemnified party.

     (b) If the indemnifying party, within thirty (30) days (unless applicable Laws provide for a shorter time period for a required response) after notice of any such claim, fails to assume the defense of the indemnified party against which such claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

     (c) If, in the opinion of the indemnified party's legal counsel, a conflict of interest with respect to any claim exists between the indemnified party against which a claim has been asserted and the indemnifying party, then such indemnified party shall have the right to retain its own counsel with respect to such claim; provided that the reasonable fees and expenses of one such counsel shall be at the expense of the indemnifying party.

     (d) Any provision of this Article X to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such claim; provided, however, that if such claim is settled without the indemnifying party's consent, the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

     10.09 Waiver of Special Damages. THE BUYER AND THE SELLER HAVE EACH AGREED TO WAIVE ANY RIGHT TO RECEIVE PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES RELATING IN ANY WAY TO THIS AGREEMENT OR THE PURCHASE/SALE OF THE BUSINESS AND/OR THE ACQUIRED ASSETS, IRRESPECTIVE OF THE LEGAL THEORY ASSERTED, WITH THE EXCEPTION OF FRAUD.

XI.  MISCELLANEOUS

     11.01 Further Assurances. From time to time after the Closing Date, at the request of any Party hereto and at the expense of the Party so requesting, the Buyer and the Seller shall execute and deliver to such requesting Party such documents and take such other action as such requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     11.02 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by overnight delivery service, or by facsimile transmission (receipt of which is confirmed):

      (a)   If to the Buyer, to:

            U. S. Cotton, LLC
            590 Laser Road
            Rio Rancho, New Mexico  87124-4517
            Attention:  Anthony Thomas
            Facsimile No.:  (505) 892-0977

            with a copy to:

            Locke Liddell & Sapp LLP
            2200 Ross Avenue, Suite 2200
            Dallas, Texas  75201-6776
            Attention:  Charles C. Reeder, Esq.
            Facsimile No.:  (214) 740-8800

      (b)   If to the Seller, to:

            American Safety Razor Company
            240 Cedar Knolls Road, #401
            Cedar Knolls, New Jersey  07927
            Attention: J. Andrew Bolt
            Facsimile No.:  (973)   326-9004

            J.W. Childs Associates, L.P.
            One Federal Street, 21st floor
            Boston, Massachusetts  02110
            Attention:  Adam L. Suttin
            Facsimile No.:  (617) 753-1101

            with a copy to:

            Kaye Scholer LLP
            425 Park Avenue
            New York, New York  10022
            Attention:  Stephen C. Koval, Esq.
            Facsimile No.:  (212) 836-8689


or to such other person or address as any Party shall specify by notice in writing to the other Party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the next day following their distribution by overnight delivery service and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

     11.03 Entire Agreement. The preamble to this Agreement forms a part of this Agreement. This Agreement, the Exhibits, Schedules and other documents referred to herein which form a part hereof (including, without limitation, the Confidentiality Agreement referred to in Section 5.02 hereof) contain the entire understanding of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

     11.04 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Law.

     11.05 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either of the Parties hereto without the prior written consent of the other Party hereto, except that the Buyer may without such consent collaterally assign its rights, interests and obligations hereunder, in whole or in part, to an Affiliate of the Buyer or to an agent for the Buyer's lenders; provided, however, that no assignment by the Buyer shall relieve the Buyer of any of its obligations hereunder.

     11.06 Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person, except the Parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

     11.07 Counterparts. This Agreement may be executed simultaneously in facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, an unlimited liability company, a trust, an unincorporated organization and any Government Authority. As used in this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and shall expressly include any subsidiary of the Seller. As used in this Agreement, the term "including" shall mean by way of example and not by way of limitation, and each accounting term not otherwise defined in this Agreement shall have the meaning assigned to it in accordance with GAAP. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; and (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words shall refer to this entire Agreement.

     11.09 Specific Performance. Each Party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Party hereto irreparable harm. Accordingly, each Party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Party hereto shall be entitled to equitable relief without the requirement of proving actual damage or posting a bond or other security, including in the form of injunctions and orders for specific performance.

     11.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law or choice of law thereof, and of the United States of America.

     11.11 Knowledge. Where any representation or warranty of the Seller contained in this Agreement is expressly qualified by reference "to the knowledge of the Seller," or "to the best knowledge of the Seller" or similar phrases it refers to the knowledge of the Seller as to the existence or absence of facts that are the subject of such representations and warranties after consultation with and due inquiry of Karen August, Andrew Bolt, Michael Ferry, Lawrence Friedman, James Murphy, James Nelson, Greg Tilton, Adam Suttin, Paul Tonneson, John Stefan, Ed Noufer, Nelson Everhart, Joel Kaplan, John Levinsky and Mark Ruth.

     11.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     11.13 Consent to Personal Jurisdiction; Agent and Method for Service; and Choice of Forum. AS PART OF THE CONSIDERATION FOR VALUE RECEIVED PURSUANT TO THIS AGREEMENT, AND REGARDLESS OF THE LOCATION OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY PARTY, EACH PARTY HEREBY IRREVOCABLY CONSENTS IN ADVANCE TO THE PERSONAL JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE, TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BROUGHT AGAINST SUCH PARTY BY ANY OTHER PARTY AND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT. EACH PARTY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY DESIGNATES AND APPOINTS ITS REGISTERED AGENT IN THE STATE OF DELAWARE, AND ITS SUCCESSORS OR ASSIGNS AS ITS LEGAL AGENT AND ATTORNEY-IN-FACT UPON WHOM ALL PROCESS AGAINST SUCH PARTY IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER AS TO WHICH IT WAS SUBMITTED TO JURISDICTION UNDER THIS SECTION MAY BE SERVED WITH THE SAME EFFECT AS IF IT HAD LAWFULLY BEEN SERVED WITH SUCH PROCESS IN ITS JURISDICTION OF INCORPORATION OR ORGANIZATION OR IN ANY JURISDICTION IN WHICH SUCH PARTY LAWFULLY TRANSACTS BUSINESS, IT BEING EXPRESSLY UNDERSTOOD THAT SUCH DESIGNATION AND APPOINTMENT SHALL BECOME EFFECTIVE WITHOUT FURTHER ACTION ON THE PARTY OF SUCH PARTY.

      SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER HEREUNDER MAY BE MADE BY DELIVERY OF THE SAME PERSONALLY OR BY MAILING THE SAME BY REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED AT THE ADDRESS INDICATED IN THIS SECTION 11.13 WITH A COPY TO SUCH PARTY'S ADDRESS SPECIFIED UNDER THE NOTICE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER METHOD AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE.

      AS FURTHER CONSIDERATION FOR VALUE RECEIVED PURSUANT TO THIS AGREEMENT, AND REGARDLESS OF THE LOCATION OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY OF THE PARTIES, EACH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE AFORESAID COURT SHALL BE AN APPROPRIATE FORUM FOR SUCH ACTION.

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN SUCH COURT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES AGREES NOT TO SEEK, AND HEREBY WAIVES, ANY REVIEW OF THE JUDGMENT OF THE AFORESAID COURT BY ANY COURT OF ANY OTHER STATE, NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

XII.  DEFINITIONS AND TERMS

     12.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

      "Acquired Assets" shall have the meaning set forth in Section 1.01(a) hereof.

      "Acquisition Transaction" shall have the meaning set forth in Section 5.09 hereof.

      "Affiliate" shall have the meaning set forth in Section 11.08 hereof.

      "Affiliate Transactions" shall have the meaning set forth in Section 3.18 hereof.

      "Agreement" shall have the meaning set forth in the Preamble hereof.

      "Allocation" shall have the meaning set forth in Section 1.07 hereof.

      "ASR" shall have the meaning set forth in the Preamble hereof.

      "ASR Canada" shall have the meaning set forth in the Preamble hereof.

      "ASR Subsidiaries" shall have the meaning set forth in Section 1.10(e) hereof.

      "Assessment Date" shall have the meaning set forth in Section 1.06(d) hereof.

      "Assessments" shall have the meaning set forth in Section 3.13 hereof.

      "Assignment and Assumption Agreement" shall have the meaning set forth in
Section 1.01(c) hereof.

      "Assumed Liabilities" shall have the meaning set forth in Section 1.08 hereof.

      "Assumed Plans" shall have the meaning set forth in Section 3.09(k) hereof.

      "Audit" shall have the meaning set forth in Section 1.06(a) hereof.

      "Basket" shall have the meaning set forth in Section 10.04 hereof.

      "Bill of Sale" shall have the meaning set forth in Section 1.01(c) hereof.

      "Books and Records" shall have the meaning set forth in Section 1.04(g) hereof.

      "Bulk Products" shall have the meaning set forth in Section 6.04(a) hereof.

      "Business" shall have the meaning set forth in the Preamble hereof.

      "Business Employees" shall have the meaning set forth in Section 3.10(a).

      "Business Facility" shall have the meaning set forth in Section 3.16(b)(1) hereof.

      "Business Financial Statements" shall have the meaning set forth in
Section 3.03 hereof.

      "Buyer" shall have the meaning set forth in the Preamble hereof.

      "Buyer Financial Statements" shall have the meaning set forth in Section
4.06 hereof.

      "Buyer Group" shall have the meaning set forth in Section 10.03 hereof.

      "Buyer Related Instruments" shall have the meaning set forth in Section
4.01 hereof.

      "Buyer Unaudited Interim Financial Statements" shall have the meaning set forth in Section 4.06 hereof.

      "Canadian Bill of Sale" shall have the meaning set forth in Section 1.10(d) hereof.

      "Canadian Inventory" shall have the meaning set forth in Section 1.10(d) hereof.

      "Claims" shall have the meaning set forth in Section 10.03 hereof.

      "Claims Limit" shall have the meaning set forth in Section 10.04 hereof.

      "Cleveland Agreement" shall have the meaning set forth in Section 8.01(u) hereof.

       "Cleveland Lease" shall have the meaning set forth in Section 8.01(t) hereof.

      "Cleveland Lease Amendment" shall have the meaning set forth in Section 8.01(t) hereof.

      "Closing" shall have the meaning set forth in Section 1.01(a) hereof.

      "Closing Date" shall have the meaning set forth in Section 1.03 hereof.

      "Closing Working Capital" shall have the meaning set forth in Section 1.06(a) hereof.

      "COBRA" shall have the meaning set forth in Section 3.09(d) hereof.

      "Code" shall have the meaning set forth in Section 3.09(a) hereof.

      "Collectron" shall have the meaning set forth in Section 6.21 hereof.

      "Competing Business" shall have the meaning set forth in Section 6.04(a) hereof.

       "Confidentiality Agreement" shall have the meaning set forth in Section 5.02(b) hereof.

      "Contracts" shall have the meaning set forth in Section 3.02(a) hereof.

      "Cotton Products" shall have the meaning set forth in the Preamble hereof.

      "Damages" shall have the meaning set forth in Section 10.03 hereof.

      "Deeds" shall have the meaning set forth in Section 1.01(c) hereof.

      "Dollars" shall have the meaning set forth in Section 1.02(a) hereof.

      "Employee Benefit Plans" shall have the meaning set forth in Section 3.09(a) hereof.

      "Encumbrances" shall have the meaning set forth in the Preamble hereof.

      "Enterprise Contract" shall have the meaning set forth in Section 6.20 hereof.

      "Environmental Claim" shall have the meaning set forth in Section 3.16(b)(1) hereof.

      "Environmental Information" shall have the meaning set forth in Section 5.02(c) hereof.

      "Environmental Insurance Policy" shall have the meaning set forth in
Section 6.10 hereof.

      "Environmental Laws" shall have the meaning set forth in Section 3.16(b)(2) hereof.

      "Environmental Permits" shall have the meaning set forth in Section 3.16(b)(3) hereof.

      "ERISA" shall have the meaning set forth in Section 3.09(a) hereof.

      "ERISA Affiliate" shall have the meaning set forth in Section 3.09(a) hereof.

      "Excluded Assets" shall have the meaning set forth in Section 1.01(b) hereof.

       "Final Commitment Letter" shall have the meaning set forth in Section
6.07 hereof.

      "Final Pension Liability Statement" shall have the meaning set forth in
Section 6.06(f) hereof.

      "Final Statement" shall have the meaning set forth in Section 1.06(a) hereof.

      "Foreign Plans" shall have the meaning set forth in Section 3.09(g) hereof.

      "401(k) Plans" shall have the meaning set forth in Section 6.06(d) hereof.

      "GAAP" shall have the meaning set forth in Section 3.03 hereof.

      "Government Authorities" shall have the meaning set forth in Section 3.02(b) hereof.

      "Inactive Intellectual Property" shall have the meaning set forth in
Section 3.07(a) hereof.

      "Including" shall have the meaning set forth in Section 11.08 hereof.

      "Independent Accounting Firm" shall have the meaning set forth in Section 1.06(a) hereof.

      "Independent Actuarial Firm" shall have the meaning set forth in Section 6.06(f) hereof.

      "Initial Purchase Price" shall have the meaning set forth in Section 1.02(a) hereof.

      "Intellectual Property" shall have the meaning set forth in Section 3.07(a) hereof.

      "Interim Business Financial Statements" shall have the meaning set forth in Section 3.03 hereof.

      "Inventory" shall have the meaning set forth in Section 1.06(b) hereof.

      "Inventory Audit" shall have the meaning set forth in Section 1.06(d) hereof.

      "Inventory Audit Date" shall have the meaning set forth in Section 1.06(d) hereof.

      "Inventory Surplus Amount" shall have the meaning set forth in Section 1.06(b) hereof.

      "IRS" shall have the meaning set forth in Section 1.07 hereof.

      "Landlord Lien Waivers" shall have the meaning set forth in Section 1.04(h) hereof.

      "Laws" shall have the meaning set forth in Section 3.12 hereof.

      "Lease Assignment and Assumption Agreement" shall have the meaning set forth in Section 1.01(c) hereof.

      "Leased Property" shall have the meaning set forth in Section 3.06(b) hereof.

      "Letter Amendment" shall have the meaning set forth in Section 6.21 hereof.

      "Licensed Trademarks" shall have the meaning set forth in Section 6.14 hereof.

      "Litigation" shall have the meaning set forth in Section 3.08(a) hereof.

      "Master Trust" shall have the meaning set forth in Section 6.06(e) hereof.

      "Material Adverse Effect" shall have the meaning set forth in Section 3.02(b) hereof.

      "Material Contracts" shall have the meaning set forth in Section 3.11 hereof.

      "Material Environmental Liability" shall have the meaning set forth in
Section 3.16(b)(4) hereof.

      "Materials of Environmental Concern" shall have the meaning set forth in
Section 3.16(b)(5) hereof.

      "Megas" shall have the meaning set forth in the Preamble hereof.

      "Megas PR" shall have the meaning set forth in the Preamble hereof.

      "Mercer" shall have the meaning set forth in Section 6.06(f) hereof.

      "Mexican Acquired Assets" shall have the meaning set forth in Section 1.10(b) hereof.

      "Mexico Bill of Sale" shall have the meaning set forth in Section 1.10(b) hereof.

      "Multiemployer Plan" shall have the meaning set forth in Section 3.09(b) hereof.

      "New Collectron Agreement" shall have the meaning set forth in Section 8.01(s) hereof.

      "Obsolete Inventory" shall have the meaning set forth in Section 3.15(a) hereof.

      "Other Instruments" shall have the meaning set forth in Section 1.01(c) hereof.

      "Owned Real Property" shall have the meaning set forth in Section 3.06(b) hereof.

      "Parties" shall have the meaning set forth in the Preamble hereof.

      "Party" shall have the meaning set forth in the Preamble hereof.

      "PBGC" shall have the meaning set forth in Section 3.09(c) hereof.

      "Pension Liability Amount" shall have the meaning set forth in Section 6.06(f) hereof.

      "Pension Liability Statement" shall have the meaning set forth in Section 6.06(f) hereof.

      "Permits" shall have the meaning set forth in Section 1.05(d) hereof.

      "Permitted Encumbrances" shall have the meaning set forth in Section 3.06(b) hereof.

      "Person" shall have the meaning set forth in Section 11.08 hereof.

      "Personna" shall have the meaning set forth in the Preamble hereof.

      "Pomfret Lease" shall have the meaning set forth in Section 8.01(r) hereof.

      "PR Acquired Assets" shall have the meaning set forth in Section 1.10(a) hereof.

      "PR Code" shall have the meaning set forth in Section 3.09(c) hereof.

      "PR Treasury" shall have the meaning set forth in Section 3.09(c) hereof.

      "Promotional Obligations" shall have the meaning set forth in Section 3.25 hereof.

      "Property" shall have the meaning set forth in Section 3.23 hereof.

      "Proposed Employment Offer Notice" shall have the meaning set forth in
Section 6.06(a) hereof.

      "Puerto Rico Bill of Sale" shall have the meaning set forth in Section 1.10(a) hereof.

      "Puerto Rico Consent" shall have the meaning set forth in Section 6.17 hereof.

      "Puerto Rico Grant" shall have the meaning set forth in Section 6.24 hereof.

      "Puerto Rico Lease" shall have the meaning set forth in Section 6.17 hereof.

      "Purchase Price" shall have the meaning set forth in Section 1.02(a) hereof.

      "Receivables" shall have the meaning set forth in Section 3.15(b) hereof.

      "Remediation" shall have the meaning set forth in Section 3.16(b)(6) hereof.

      "Required Working Capital" shall have the meaning set forth in Section 1.06(b) hereof.

      "Requirement(s) of Environmental Law(s)" shall have the meaning set forth in Section 3.16(b)(7) hereof.

      "Response Action" shall have the meaning set forth in Section 10.07 hereof.

      "Retained Businesses" shall have the meaning set forth in Section 2.01 hereof.

      "Retained Intellectual Property" shall have the meaning set forth in
Section 3.07(a) hereof.

      "Schedules" shall have the meaning set forth in Section 5.07 hereof.

      "Seller" shall have the meaning set forth in the Preamble hereof.

      "Seller Claims" shall have the meaning set forth in Section 10.05 hereof.

      "Seller Entity" shall have the meaning set forth in the Preamble hereof.

      "Seller Group" shall have the meaning set forth in Section 10.05 hereof.

      "Seller Related Instruments" shall have the meaning set forth in Section 3.01(b) hereof.

      "SH&E Law" shall have the meaning set forth in Section 3.16(b)(8) hereof.

      "Statement" shall have the meaning set forth in Section 1.06(a) hereof.

      "Sublease" shall have the meaning set forth in Section 6.21 hereof.

      "Subordination Non-Disturbance and Attornment Agreements" shall have the meaning set forth in Section 1.04(h) hereof.

      "Tax" or "Taxes" shall have the meaning set forth in Section 3.19(i) hereof.

      "Tax Return(s)" shall have the meaning set forth in Section 3.19(i) hereof.

      "Trademark Assignments" shall have the meaning set forth in Section 1.01(c) hereof.

      "Trademark Licenses" shall have the meaning set forth in Section 6.14 hereof.

      "Transition Services Agreement" shall have the meaning set forth in
Section 6.09 hereof.

      "Undertaking" shall have the meaning set forth in Section 1.02(a) hereof.

      "Union Plan" shall have the meaning set forth in Section 6.06(d) hereof.

      "USC Canada" shall have the meaning set forth in Section 1.10(d) hereof.

      "USC Subsidiaries" shall have the meaning set forth in Section 1.10(e) hereof.

      "Valley Park" shall have the meaning set forth in the Preamble hereof.

      "WARN" and "WARN liabilities" shall have the meanings set forth in Section
6.06 hereof.



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


      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                    THE BUYER:

                                    U.S. COTTON, LLC,
                                    a Delaware limited liability company


                                    By:/s/Anthony Thomas
                                       ---------------------------------------
                                       Anthony Thomas
                                       President


                                    THE SELLER ENTITIES:

                                    AMERICAN SAFETY RAZOR COMPANY,
                                    a Delaware corporation


                                    By:/s/James D. Murphy
                                       ---------------------------------------
                                       Name: James D. Murphy
                                             ---------------------------------
                                       Title: President
                                              --------------------------------


                                    MEGAS BEAUTY CARE, INC.,
                                    a Delaware corporation


                                    By: /s/James D. Murphy
                                        --------------------------------------
                                       Name: James D. Murphy
                                             ---------------------------------
                                       Title: Chief Executive Officer
                                              --------------------------------


                                    VALLEY PARK REALTY, INC.,
                                    a Missouri corporation


                                    By: /s/James D. Murphy
                                        --------------------------------------
                                         Name: James D. Murphy
                                               -------------------------------
                                         Title: Chief Executive Officer
                                                ------------------------------


                                    MEGAS DE PUERTO RICO, INC.,
                                    a Puerto Rican corporation


                                    By: /s/ James D. Murphy
                                        --------------------------------------
                                         Name: James D. Murphy
                                               -------------------------------
                                         Title: Chief Executive Officer
                                                ------------------------------


                                    AMERICAN SAFETY RAZOR
                                    OF CANADA LIMITED,
                                    a Canadian corporation


                                    By: /s/James D. Murphy
                                        --------------------------------------
                                         Name: James D. Murphy
                                               -------------------------------
                                         Title: Chief Executive Officer
                                                ------------------------------


                             PERSONNA INTERNATIONAL
                                    DE PUERTO RICO, INC.,
                             a Delaware corporation


                                    By: /s/James D. Murphy
                                        --------------------------------------
                                         Name: James D. Murphy
                                               -------------------------------
                                         Title: Chief Executive Officer
                                                ------------------------------